UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CACI INTERNATIONAL INC
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September 4, 2026

Dear Fellow Shareholder:

I cordially invite you to attend our 2026 Annual Meeting of Shareholders on October 15, 2026, at 9:30 a.m., Eastern time. The annual meeting will be conducted online through a live webcast, which is often referred to as a “virtual meeting” of shareholders. Our digital format allows shareholders to participate safely, conveniently, and effectively. Shareholders can attend the virtual meeting by visiting www.virtualshareholdermeeting.com/CACI2026.

The scheduled matters to be considered and acted on at the meeting are: the election of directors; a non-binding advisory vote to approve our named executive officers’ compensation; and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2027. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

As a shareholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting online at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

Lisa S. Disbrow
Chair of the Board

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote online at the annual meeting if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

Notice of 2026 Annual Meeting of Shareholders

Location:	Virtual meeting at www.virtualshareholdermeeting.com/CACI2026.

Date and Time:	Thursday, October 15, 2026, 9:30 a.m., Eastern time.

Items of Business:	(1)	Election of 10 nominees named in our proxy statement to our Board of Directors to hold office until the 2027 Annual Meeting or until their respective successors have been elected and qualified;
	(2)	To approve on a non-binding, advisory basis the compensation of our named executive officers;
	(3)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2027; and
	(4)	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

Record Date:	Shareholders of record as of August 21, 2026 are entitled to vote at the 2026 Annual Meeting of Shareholders.

Attendance:
All shareholders are invited to attend the virtual meeting. If you wish to attend the meeting online, please review the instructions provided under “Meeting Information” on page 66 of our proxy statement.

Voting:
We encourage all shareholders to vote on the matters described in our proxy statement by Internet, phone or by using the return envelope if you received a physical copy. For additional instructions on voting your shares, please refer to the instructions under “Annual Meeting Information” on page 66 of our proxy statement. Our proxy statement and annual report are also available at investor.caci.com/events.

12021 Sunset Hills Road Reston, Virginia 20190 (703) 841-7800 www.caci.com	By Order of the Board of Directors

J. WILLIAM KOEGEL, JR. Secretary September 4, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON OCTOBER 15, 2026. Proxy materials are first being made available or mailed to our shareholders on or about September 4, 2026.

PROXY SUMMARY

This proxy statement summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about September 4, 2026. This is only a summary, and we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Location:	Virtual meeting at www.virtualshareholdermeeting.com/CACI2026.

Date and Time:	Thursday, October 15, 2026, 9:30 a.m., Eastern time.

Record Date:	Shareholders of record as of August 21, 2026 are entitled to vote at the 2026 Annual Meeting of Shareholders.

Questions about the Annual Meeting:
We encourage you to review “Annual Meeting Information” beginning on page 66 of this proxy statement for answers to common questions on attendance, voting and the rules and procedures surrounding the Annual Meeting and the business to be conducted at the Annual Meeting.

Meeting Agenda and Voting Matters

	Board Recommendation	Vote Requirement	Page
Election of 10 Directors named in the Proxy Statement	FOR each nominee	Majority of Votes Cast	63
Approval of Executive Compensation on an Advisory Basis	FOR	Majority of Votes Cast	64
Ratification of the appointment of PricewaterhouseCoopers LLP	FOR	Majority of Votes Cast	65

PROXY SUMMARY

2026 Director Nominees Summary

The following table provides summary information about each director nominee as of August 1, 2026. The Board and the Corporate Governance and Nominating Committee believe that each of our directors brings a strong and unique background and set of skills to the Board, giving the Board the competence and experience necessary to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters.

Nominee	Age	Director Since	Independent
Lisa S. Disbrow Chair of the Board, CACI International Inc Former United States Under Secretary of the Air Force	63	2021	✓
Adm. Michael Gilday (Ret.) Former Chief of Naval Operations	63	2026	✓
Susan M. Gordon Former Principal Deputy Director of National Intelligence	68	2020	✓
David F. Keffer Former Corporate Vice President and Chief Financial Officer, Northrop Grumman	48	2026	✓
John S. Mengucci President and Chief Executive Officer, CACI International Inc	64	2019
Scott C. Morrison Former Executive Vice President and Chief Financial Officer, Ball Corporation	64	2024	✓
Philip O. Nolan General Partner, Blue Delta Capital Partners	67	2021	✓
Debora A. Plunkett Former Director, Information Assurance Directorate, National Security Agency	66	2018	✓
Stanton D. Sloane Former President and Chief Executive Officer of Frequency Electronics, Inc.	76	2023	✓
Charles L. Szews Former President and Chief Executive Officer of Oshkosh Corporation	69	2024	✓

PROXY SUMMARY

Corporate Governance Summary

We are committed to high standards of corporate governance and have a robust corporate governance program intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Board Composition

✓ Director Nominees are 90% independent (Page 21)	✓ Audit and Risk, Human Resources and Compensation and Corporate Governance and Nominating Committees are 100% independent (Page 21)
✓ Diversity of experience, expertise, perspectives, and backgrounds (Page 6)	✓ Board refreshment through 8 new director nominees since 2020 (Page 6)

Board Structure and Processes

✓ Separation of the roles of Chair of the Board and Chief Executive Officer (Page 18)	✓ Board and Committees regularly evaluate their performance through self-assessments (Page 22)
✓ Board oversight of environmental, social and human capital management policies, practices, initiatives and reporting (Page 16)	✓ Active enterprise risk oversight by the Board and Committees (Page 22)
✓ Executive officers and directors subject to robust stock ownership requirements (Pages 40 and 58)	✓ Clawback policy to recoup any “excess” compensation awarded to our executive officers (Page 41)
✓ Audit and Risk Committee provides oversight on cybersecurity practices and related risks (Audit and Risk Committee Charter)

Shareholder Rights

✓ Shareholders may act by written consent (Charter)	✓ All directors elected annually under a majority voting standard (Page 6)
✓ No “poison pill” or similar anti-takeover defenses in place	✓ All shareholders have equal voting rights (Page 66)

PROXY SUMMARY

Executive Compensation Summary

The Human Resources and Compensation Committee (the “Compensation Committee”) believes our executive compensation program should encourage and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. Below is a summary of the principal components of our now serving named executive officers’ target total direct compensation for fiscal year 2026. For additional information please review “Compensation Discussion and Analysis” on page 26 of this proxy statement.

Name	Base Salary ($)	Annual Bonus Target ($)	Long-Term Incentive Target(1) (Equity) ($)
John S. Mengucci	1,378,000	2,480,400	13,000,000
Jeffrey D. MacLauchlan	745,312	745,313	2,000,000
DeEtte Gray	736,163	920,204	2,300,000
J. William Koegel, Jr.	625,323	562,791	1,000,000
Dave Young(2)	740,000	N/A	N/A
(1)The total number of shares earned will be based on the Company’s cumulative Free Cash Flow for the three fiscal years ending on June 30, 2028.
(2)Dr. Young was appointed Executive Vice President and Chief Operating Officer on June 22, 2026.

Corporate Citizenship

The Board and management are committed to serving as good stewards of the environment and operating in a manner that protects the health and safety of our employees, partners, and customers, while supporting our communities. Below are a few highlights of our corporate citizenship:

•Promotes our long-standing policy of equal employment opportunity and commitment to treat employees fairly and with mutual respect.

•Implements corporate initiatives to continue to improve cybersecurity for both the company and our supply chain to ensure the safeguarding and privacy of data.

•Protects and improves our environmental footprint through environmental, health, and safety strategy.

•Commits to the highest legal and ethical standards in the conduct of our business by providing all employees access to its anonymous Compliance Hotline.

•Offers a variety of learning and training opportunities for our employees – at every level – for career development and mobility.

•Undertakes initiatives to promote work-life balance and enhance the Company’s strong culture.

•Commits to military hiring, with veterans, military spouses, National Guard, and reserve employees representing nearly 40% of our workforce.

PROXY SUMMARY
•Supports small business, maintaining active agreements with small businesses through various federal Mentor-Protégé programs.

•Provides STEM education funding, mentoring, and career preparation and placement to high school-aged children and to children of fallen shadow warriors.

•Supports our nation’s heroes through its philanthropic programs – veterans, active troops, and their families – who have served.

•Recognizes and rewards employees who demonstrate outstanding achievement with their team, their customers, and the Company.

•Recognized as a Fortune 500 Company, Fortune World’s Most Admired Company, the Russell 1000 Index, and the S&P MidCap 400.

•Recognized by our employees as a Top Workplace in several U.S. locations, for consecutive years.

To learn more about CACI’s corporate social responsibility principles, approaches, and initiatives for our customers, employees, and stakeholders, please visit https://www.caci.com.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

Director Nomination Procedures
The Corporate Governance and Nominating Committee is responsible for reviewing potential Board nominees to determine whether they have the requisite qualifications, expertise and other characteristics for service on the Board and its committees and recommending qualified candidates to the Board for consideration at the Annual Meeting. In fulfillment of these responsibilities, the Corporate Governance and Nominating Committee considers the overall composition of the Board to determine whether the Board has a broad range of business experience, expertise, skills, perspectives and tenure that allow the Board to draw upon many individual perspectives as the Board oversees, evaluates and advises management with respect to a wide variety of matters.
The Corporate Governance and Nominating Committee evaluates candidates recommended by Board members, management, shareholders or consultants utilizing the following standards:
•Demonstrated judgment, intelligence and character;
•Record of substantial business experience relevant to the Company;
•Ability to represent the interests of our shareholders;
•Understanding of executive leadership, marketing, finance and corporate strategy;
•Ability to dedicate sufficient time, energy and attention to the performance of their duties; and
•Contribution to the range of talent, skill, expertise and individual characteristics of the Board.
Any shareholder who wishes to formally nominate a person for election as a director must comply with the advance notice provisions of the Company’s By-laws which are described in this proxy statement under “Annual Meeting Information” on page 66.

Board Composition
To determine the appropriate mix of professional experiences, expertise and backgrounds for the Board, the Corporate Governance and Nominating Committee and the Board discuss the Board’s composition during the year. The Company’s Corporate Governance Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Qualifications, Attributes, Skills and Experience

The Board and the Corporate Governance and Nominating Committee believe that our directors bring strong and unique backgrounds, skills and perspective to the Board. As a whole, they believe the Board contains the qualifications, attributes, skills and experience necessary for the Board to fulfill its oversight role and evaluate and advise management with respect to a wide variety of matters. The following table summarizes certain key characteristics of our business and the associated qualifications, attributes, skills and experience that the Board believes is represented on our Board.

Qualifications	Business Characteristics
Strong Personal and Professional Ethics, Integrity and Values	We are committed to maintaining the highest level of integrity and ethics in our dealings with our employees, customers, suppliers, shareholders and the public.
Knowledge of Government/Military Procurement Needs and Policies for Technology
We generate approximately 96% of our revenues from the federal government, and service in government or in senior military positions provides perspective into working constructively with our core customers.

Policymaking Experience in Business, Government, Education or Technology	We operate in a complex business environment and senior leaders bring experience in analyzing, shaping and overseeing the execution of important operation and policy issues.
Public Company Board Experience
We are a public company and experience on other public company boards provides insights into board operations, the relationship between the Board, Chair and CEO and the Board’s oversight responsibilities.

Financial Expertise	Our business involves complex financial transactions, and the Board advises and oversees our capital structure, financing and investment activities, financial reporting and internal controls.
Risk Oversight/Management Experience
We face security risks and operational risks that could materially affect our business, and experience understanding and overseeing various risks helps us to develop and implement appropriate policies and procedures designed to manage such risk.

Technology Expertise and Innovation	We operate in a rapidly evolving technology landscape, and experience with emerging technologies enhances the Board’s ability to monitor risks and maintain our strategic advantage.
Cybersecurity/Information Technology Experience	We operate in a rapidly changing security environment and our industry faces heightened cybersecurity risks due to the nature of our business.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
The following chart summarizes the skills and competencies that the Board considers valuable to effective governance and oversight and illustrates how the director nominees individually and collectively represent these key skills and competencies. The lack of an indicator for a particular item does not mean that the director does not possess that skill or competency; rather, the indicator represents that the item is a core skill or competency of that director.

Skills and Experience	Disbrow	Gilday	Gordon	Keffer	Mengucci	Morrison	Nolan	Plunkett	Sloane	Szews
Personal and Professional Ethics and Integrity Proven commitment to the highest levels of integrity and ethics	•	•	•	•	•	•	•	•	•	•
Senior Leadership Served in senior leadership roles at large organizations	•	•	•	•	•	•	•	•	•	•
Government/Military Procurement Senior leadership experience in government or the military	•	•	•					•
Policy Making Experience shaping and overseeing important operational and policy matters	•	•	•	•	•	•	•	•	•	•
Public Company Director Experience serving on the boards of other public companies	•		•			•	•	•	•	•
Financial Expertise/Literacy Experience reviewing and overseeing financial reporting and internal controls	•			•	•	•	•		•	•
Risk Oversight/Management Experience understanding and overseeing the management of various risks	•	•	•	•	•	•	•	•	•	•
Technology Expertise and Innovation Experience leveraging emerging technologies to drive strategic advantage	•	•	•	•	•	•	•	•	•	•
Cybersecurity/Information Technology Direct experience with cybersecurity and information technology risks	•	•	•		•			•		•

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board Tenure

We believe that Board tenure diversity is important and careful consideration is made to achieve the appropriate balance of experience and fresh perspective. Our Board’s composition allows us to benefit both from the deep Company and industry knowledge of our longer-serving directors and the fresh perspectives brought by our newer directors. The following table outlines the various levels of tenure of the director nominees:

Tenure on Board	Number of Director Nominees
More than 10 years	—
5 – 10 years	5
Fewer than 5 years	5

2026 Nominees for Director

Each of our directors is elected by our shareholders on an annual basis to serve until the next annual meeting and until their respective successors are elected. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten individuals for election at the Annual Meeting.

Lisa S. Disbrow, 63 Director since: 2021 Independent Chair of the Board
Ms. Disbrow has over 40 years experience in national security (in both government and public sectors), and broad experience serving on public company boards for providers of technology and solutions both commercially and to government customers.

Ms. Disbrow retired as the 25th Senate-confirmed Under Secretary of the United States Air Force in June 2017. Concurrent with that position, from January 2017 through May 2017, she served as the Acting Secretary of the United States Air Force, and she previously served as the Assistant Secretary of the Air Force for Financial Management and Comptroller. Over her 32-year federal career, she held senior civilian positions on the United States Joint Staff leading joint warfighting requirements and capabilities development initiatives for the Chairman of the Joint Chiefs of Staff as the Vice Director of J8; in the National Reconnaissance Office as a Systems Engineer; and on the National Security Council under President George W. Bush. Ms. Disbrow is a retired United States Air Force Colonel, having served in intelligence, programming and operational planning positions and deployed in Operations Desert Storm/Southern Watch and her civilian recognitions include the President's Distinguished Rank and Meritorious Rank Awards. Ms. Disbrow previously served on the board of directors of Perspecta Inc through its acquisition in May 2021, and currently serves on the board of directors of Mercury Systems, Inc., a provider of secure sensor and safety critical mission processing subsystems and BlackBerry Limited, a commercial provider of software to secure Internet of Things devices, data and communications, where she is the Audit Committee Chair. Ms. Disbrow is a Senior Fellow at the Johns Hopkins University Applied Physics Lab (APL) and previously chaired the Board of the National Defense Industrial Association. She was an appointed member of the President’s Export Council, served as an appointed Commissioner on the US Congress’ PPBE Reform Commission; and previously Chaired the DOD Reserve Forces Policy Board. Ms. Disbrow has also earned certification from the Institute of Corporate Directors Board Oversight of Artificial Intelligence.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Michael Gilday, 63 Director since: 2026 Independent	Admiral Gilday has more than 30 years of senior national defense leadership experience, including service as the 32nd Chief of Naval Operations overseeing global naval strategy, modernization, and cybersecurity readiness. He provides deep expertise in maritime operations, cyber defense, unmanned systems, and allied interoperability, along with strategic insight shaped by his advisory roles in the defense technology sector
Admiral Michael Gilday (Ret.) was appointed to the Board of Directors of CACI International Inc, effective January 1, 2026, bringing more than three decades of senior defense leadership and national security expertise. Since 2024, Admiral Gilday has served as a member of the Operating Executive Board at J.F. Lehman & Company and as a strategic advisor to Saronic Technologies, Inc., a developer of unmanned surface vessels. Admiral Gilday retired from the U.S. Navy in 2023, concluding a 34 year career as a surface warfare officer. From 2019 to 2023, he served as the 32nd Chief of Naval Operations, the Navy’s senior uniformed leader, where he oversaw global naval operations, readiness, and modernization efforts. Throughout his Navy career, Admiral Gilday held command at all levels and served in senior leadership roles on the Joint Staff, at the White House, NATO, U.S. Cyber Command, and the Pentagon, contributing significantly to allied interoperability, cybersecurity, and defense strategy. Currently, he is the CEO of Crossover Solutions National Security USA, the defense division of a 20-year hands-on problem-solving team specializing in stabilizing, transforming, and scaling industrial suppliers critical to U.S. national defense.

Susan M. Gordon, 68 Director since: 2020 Independent
Ms. Gordon has more than 30 years of leadership experience solving a broad spectrum of complex issues in positions involved in setting policy as well as risk tolerance and cybersecurity thresholds, most notably in the development of innovative technology solutions and transformative outcomes for the Intelligence Community.

Ms. Gordon was sworn in as the fifth Principal Deputy Director of National Intelligence in August 2017 and served in that role until August 2019. Prior to that, Ms. Gordon served as the Deputy Director of the National Geospatial-Intelligence Agency (NGA) from January 2015 to August 2017. In this role, she provided leadership to the agency and managed the National System of Geospatial Intelligence. Prior to her assignment with the NGA, Ms. Gordon served for 27 years at the Central Intelligence Agency, rising to senior executive positions in each of the agency’s then four directorates: operations, analysis, science and technology, and support. Ms. Gordon serves as a board member of Blacksky Technology Inc. (NYSE), a provider of geospatial intelligence solutions, BCore, a private company that provides IT solutions to address government mission needs, and Freedom Consulting, a private corporation. She also serves on the board of the MITRE Corporation as Vice Chairman and President of the Pallas Foundation, as a university fellow and advises private companies in the areas of technology, strategy, and leadership, both non-profit corporations.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

David F. Keffer, 48 Director since: 2026 Independent	Mr. Keffer is a well-regarded finance leader who brings a cross-functional background with experience across business management, operations, and growth functions.
Mr. Keffer was appointed to the Board of Directors of CACI International Inc, effective January 1, 2026. From 2020 to 2024, Mr. Keffer served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation. Prior to Northrop Grumman, he was a General Partner at Blue Delta Capital Partners from 2018 to 2020, investing in and advising growth stage companies in the government technology and services sector. From 2015 to 2018, Mr. Keffer served as Chief Financial Officer of CSRA, guiding the company through major strategic events including its sale to General Dynamics in 2018. Before CSRA, Mr. Keffer spent fifteen years with SRA International from 2003 to 2018, progressing through several leadership roles including Corporate Controller, Vice President of Investor Relations, and Executive Vice President and Chief Financial Officer. During this period, he led significant corporate transformations, including the merger of SRA and CSC that created CSRA. In addition to his service on the Board of Directors of CACI, Mr. Keffer serves on the Board of Trustees for the National Capital Area chapter of the Leukemia & Lymphoma Society. Mr. Keffer has been widely recognized for his leadership in finance, including receiving the CFO of the Year awards from the Washington Business Journal and the Northern Virginia Technology Council in 2016.

John S. Mengucci, 64 Director since: 2019
A proven industry leader, Mr. Mengucci has extensive experience in business development and leading highly successful systems, solutions, and services businesses. He brings to his position deep business acumen, financial experience, strategic planning a vast technology background and significant aerospace and defense industry experience.

Under his leadership, CACI’s talented employees expand the limits of national security through innovation, discipline, and operational excellence.

Mr. Mengucci has been the President and Chief Executive Officer of CACI International Inc since July 1, 2019. Mr. Mengucci joined CACI as Chief Operating Officer of U.S. Operations in February 2012 and served as CACI’s Chief Operating Officer and President, U.S. Operations from July 2012 to June 2017, and CACI’s Chief Operating Officer from June 2017 to June 2019. Prior to joining the Company, Mr. Mengucci served in several executive roles at Lockheed Martin over a 27-year career, rising to the level of president.

Mr. Mengucci received the 2025 Executive of the Year award from the Northern Virginia Chamber and the Professional Services Council; the 2025 Public Company Executive of the Year award from the Association of Corporate Growth (ACG) National Capital; and the Boy Scouts of America National Capital Area Council’s 2024 Technology Good Scout Award. He has appeared on both the Executive Mosaic Wash100 list and Virginia Business Magazine’s 500 Power List every year since 2020; he was named one of WashingtonExec’s Top 25 Execs to Watch in 2020 and 2019; and he was featured on the FCW Fed 100 list in 2018.

Mr. Mengucci serves on the executive committees of both the Northern Virginia Technology Council and the Professional Services Council. He is an active member of the board of governors for the Aerospace Industries Association (AIA) and vice chair of Clarkson University’s Board of Trustees. From June 2021 to June 2025, he served on the board of the Spookstock Foundation, a non-profit organization that supports the families of fallen and severely wounded CIA and U.S. Special Operations personnel, often referred to as “shadow warriors.”

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Scott C. Morrison, 64 Director since: 2024 Independent
Mr. Morrison possesses a wealth of leadership experience and financial expertise, gained through serving as Chief Financial Officer of a publicly traded multinational corporation and having served in various other executive management and senior corporate banking roles.

Mr. Morrison most recently served as a Senior Advisor of Ball Corporation, a leading global supplier of innovative, sustainable packaging solutions for beverage, food, and household products customers from September 2023 to 2024. Prior to September 2023, Mr. Morrison served in various roles at Ball Corporation including Executive Vice President and Chief Financial Officer of Ball Corporation from 2021 - 2023; Senior Vice President and Chief Financial Officer of Ball Corporation from 2010 - 2021 and Vice President and Treasurer from 2000 - 2010. Prior to his time at Ball Corporation, Mr. Morrison held various senior banking corporate roles. Mr. Morrison is widely recognized for his financial expertise and was awarded CFO of the Year multiple times by Institutional Investor magazine. He has also provided expert witness testimony to the U.S. Congress regarding financial regulation. Mr. Morrison serves as a director for Sensient Technologies Corporation, a global manufacturer and marketer of specialty ingredients.

Philip O. Nolan, 67 Director since: 2021 Independent
Mr. Nolan has extensive operating experience in the public sector technology marketplace and substantial experience with venture/growth capital, corporate finance, and private equity investment activities. A proven former CEO and Chairman, he brings to the Board business acumen, leadership skills and a full understanding of government procurement and the technology the company offers.

Mr. Nolan currently serves as a Managing Director and General Partner at Blue Delta Capital Partners, a growth capital firm focused on the U.S. federal government technology marketplace, a position he has held since October 2018. Mr. Nolan also serves as the chairman of the board of directors for GovCIO LLC, a provider of technology and digital solutions and as a board member for MAG Aerospace and Capgemini Government Solutions, each a private corporation providing solutions and services to the U.S. government. From 2015 to 2016, Mr. Nolan was Chief Executive Officer of Camber Corporation, a private equity-backed company, where he also served on the board of directors from 2011 to 2016. Mr. Nolan served as a director for Perspecta Inc from 2018 through its acquisition in May 2021, serving as the lead independent director from 2019 to 2021. Mr. Nolan also served as chairman of the board of directors and Chief Executive Officer of Stanley Inc., a public IT company, from 2002 to 2010 and as President from 1996 to 2010. Mr. Nolan served in the US Navy on active duty and as a member of the reserves as a nuclear engineering trained submarine officer for over 24 years.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Debora A. Plunkett, 66 Director since: 2018 Independent
Ms. Plunkett served in senior leadership positions in the National Security Agency (NSA) and brings to CACI’s Board more than 30 years of national security experience in such critical mission areas as cybersecurity and information assurance. In addition, she brings policy creation experience from the most senior levels of the Intelligence Community as well as risk oversight and assessment experience to the Board.

Ms. Plunkett’s extensive experience in cyber and national security will further CACI’s information assurance mission in addressing serious economic and security challenges faced by the United States in the 21st century. Her previous NSA positions include Director of Information Assurance from April 2010 to November 2014 and Deputy Director of Information Assurance from August 2008 to April 2010, where she led the agency’s information assurance/cyber defense mission and directed thousands of NSA professionals worldwide. She also conceived and established the National Cyber Security Assistance Program to qualify commercial organizations for accreditation in performing cybersecurity services for national security systems and advised Executive Branch decision-makers. She served on the National Security Council in the administrations of President Clinton and President George W. Bush, including the National Security Council, on cyber issues. A highly credentialed professional, Ms. Plunkett received the Distinguished Service Medal and Exceptional Civilian Service Award from the NSA Director. She was awarded the Rank of Distinguished Executive by President Barack Obama, and the Rank of Meritorious Executive by President George W. Bush. As a recognized expert in national security, she has appeared on CBS/60 Minutes and Federal News Radio, been interviewed in the Washington Post, and given keynote addresses at high-profile cybersecurity and defense conferences. She currently serves on the board of directors of Nationwide Insurance and Mercury Systems, a commercial provider of secure sensor and safety critical mission processing subsystems, and formerly served as a director for BlueVoyant, a cyber defense company. She is also a professor in the cybersecurity graduate program at the University of Maryland.

Stanton D. Sloane, 76 Director since: 2023 Independent
Mr. Sloane’s prior leadership roles in the aerospace and defense industry, to include business development, program management and CEO experience, provide valuable insights into company operations and efficiency, as well as strategy for further developing Defense Department business. His understanding of technology and his prior military experience provide insight into the needs of the government and military.

Mr. Sloane served as the President and Chief Executive Officer of Frequency Electronics, Inc. from May 2018 to July 2022. Prior to his appointment as President and Chief Executive Officer, Mr. Sloane served as the Chief Operating Officer of Frequency Electronics beginning September 2017. Mr. Sloane has also served as President and Chief Executive Officer of Comtech Telecommunications Corp., a communications company for both commercial and government customers worldwide, from January 2015 until September 2016. Prior to joining Comtech, Mr. Sloane was President and Chief Executive Officer and a director of Decision Sciences International Corporation, a privately-held advanced security and detection systems company, from August 2011 through January 2015. Prior to that, he served as President and Chief Executive Officer of SRA International, an information solutions company, from April 2007 through July 2011. Prior to joining SRA, he was Executive Vice President of Lockheed Martin’s Integrated Systems & Solutions from June 2004 until April 2007. He began his business career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of General Electric Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the U.S. Navy from 1976 until 1981. Mr. Sloane has previously served as a director for Frequency Electronics, Comtech Telecommunications and SRA International.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Charles L. Szews, 69 Director since: 2024 Independent
Mr. Szews has vast manufacturing and technology experience serving Defense Department and commercial customers as well as international markets. In addition, he has extensive financial, audit, operational, strategic planning, and mergers and acquisition experience, from his over 20 years in roles of COO, CFO, CEO and Chairman.

From 2012 to 2015, Mr. Szews served as Chief Executive Officer of Oshkosh Corporation, a designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Mr. Szews also served at Oshkosh as President and Chief Executive Officer from 2011 to 2012, as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period. Mr. Szews serves as a director for Commercial Metals Company, a producer of products for the construction industry, and as Chair of the board of directors of Group 1 Automotive, Inc., a Fortune 250 automobile retailer. Mr. Szews previously served on the boards of an additional five public companies.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

As of September 1, 2026, the executive officers of the Company were John S. Mengucci, President and Chief Executive Officer, and the following persons indicated in the table below. Biographical information for Mr. Mengucci is provided above under “2026 Nominees for Director” on page 9 of this proxy statement. The prior employers for each of our executive officers, except for Mr. Koegel, were aerospace, defense and security companies. Mr. Koegel’s previous experience was with a law firm.

Name and Current Position	Previous Experience
Jeffrey D. MacLauchlan, 67 Executive Vice President, Chief Financial Officer and Treasurer (November 2022 – Present)
Senior Vice President, Finance, CACI International Inc, May 2022 – November 2022; Earlier positions include Senior Vice President, Rockwell Collins, as well as various positions of increasing responsibility at Lockheed Martin Corporation from 1982 – 2006, including CFO roles at 3 of the corporation’s reporting segments, head of Corporate Development, and President of the Global Telecommunications subsidiary.

Dr. David Young, 45 Executive Vice President, Chief Operating Officer (June 2026 - Present)
Vice President and General Manager National Security Space, December 2024 - June 2026 and Vice President and Deputy General Manager National Security Space, September 2024 - December 2024 Lockheed Martin Corporation; Chief Operating Officer, CAES, January 2021 - September 2024; Vice President, Advanced Program Development, Lockheed Martin Corporation, April 2019 - January 2021; Various Positions, Northrop Grumman, 2008 - 2019.

Tom Kirkland, 48 Executive Vice President, Electronic Warfare (July 2026 - Present)	President of Targeting and Sensor Systems, January 2026 - July 2026, Vice President and General Manager of the Targeting and Sensor Systems Sector, March 2024 - January 2026, Vice President and General Manager WESCAM, October 2023 - November 2024; and Vice President and General Manager, U.S. Army and SOCOM, Broadband Communications Systems, November 2020 - February 2024, L3Harris Technologies; Vice President of Business Development, Chief Growth Officer for CACI Products, and Vice President of Business Development, Product Sales, CACI International Inc, August 2016 - November 2020.
J. William Koegel, Jr., 71 Executive Vice President, General Counsel & Secretary (March 2014 – Present)	Steptoe & Johnson, 1981-March 2014 (Partner, 1987-March 2014).
Meisha Lutsey, 53 Executive Vice President, Mission and Engineering Support (July 2026 - Present)	Line of Business Lead, Mission and Engineering Support, August 2024 - July 2026; President, Operations Support and Services, January 2021 – August 2024 and Senior Vice President, July 2015 – January 2021, CACI International Inc.
Andreas Nonnenmacher, 61 Executive Vice President, Space (July 2026 - Present)	Chief Executive Officer, ARKA Group, L.P., September 2020 - March 2026; Vice President & General Manager, Raytheon Technologies, March 2020 - September 2020; Vice President, Defense Primes and Government Agencies, Collins Aerospace, October 2018 - March 2020; Vice President, ISR & Space Systems, November 2015 - October 2018.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

James F. Norcross, 58 Executive Vice President, Digital and Network Technology (July 2026 - Present)
Senior Vice President, Digital Solutions, August 2024 - July 2026; Senior Vice President, Agile Digital Solutions, July 2021 - August 2024; Senior Vice President, Supply Chain Solutions, July 2018 - July 2021; Senior Vice President, Supply Chain, June 2017 - July 2018, Various Positions, IBM, 2003 - 2017.

Tracy Weir, 62 Chief Executive, CACI Limited, and President, U.K. Operations (2025 – Present)	Managing Director, CACI Limited January 2020 – Present; Senior Vice President, Integrated Marketing Group January 1998 – January 2020.

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics while promoting long-term shareholder value.

Governance Framework

Structure

The Board is responsible for the oversight of management on behalf of our shareholders and the Board accomplishes this function acting directly and through Board committees. The Board maintains four standing committees: Audit and Risk; Human Resources and Compensation; Corporate Governance and Nominating and Strategic Planning. The Board also maintains an Executive Committee which, along with the Strategic Planning Committee, meets on an ad hoc basis. This governance structure allows the Board to provide focused advice, insight and oversight in the interests of the Company and our shareholders. The Board and its committees discharge their duties at Board and committee meetings, through telephone contact and other communications with management and others regarding matters of concern and interest to the Company.

Primary Governance Documents

Our governance structure and processes are based on our key governance documents, which include the following documents which can either be found on our website at investor.caci.com or are available upon written request to CACI International Inc, 12021 Sunset Hills Road, Reston, Virginia 20190, Attention: Investor Relations:

•Amended and Restated Certificate of Incorporation	•Board Committee Charters
•By-laws	•Standards of Ethics and Business Conduct
•Corporate Governance Guidelines	•Directors’ Code of Business Ethics and Conduct

The Board evaluates our policies and practices on an ongoing basis and our directors, executive officers and other employees are required to review their applicable code of conduct and certify compliance annually to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business ethics and in the best interest of our shareholders.
We intend to disclose any waiver of compliance with any provision of our code of conduct covered by Item 406(b) of Regulation S-K that is granted to any principal executive officer, principal financial officer, principal accounting officer or controller, and any amendments to such code of conduct, in the “Investors” section of our website www.caci.com within four business days following the date of such waiver or amendment.

CORPORATE GOVERNANCE

Board of Directors

Board Leadership

The Board is responsible for determining the optimal leadership structure to provide independent oversight of senior management and evaluates the Board’s leadership structure on an annual basis. In evaluating its leadership structure, the Board considers our current operating and governance environment, governance best practices and feedback from our shareholders on how the Board can provide effective oversight of senior management on behalf of our shareholders. Based on these considerations, the Board has determined that separate positions for Chair and CEO provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision making as the Chair focuses on the Board activities while the CEO manages the day-to-day business. From time to time, the Board may also appoint a Vice Chair in order to have a director empowered to act with the authority of the Chair in the event the Chair is unavailable. The chart below summarizes the roles and responsibilities of the Chair:

Chair
Independence:	Independent
Appointment:	Appointed by Board (Annual)
Presides at Meetings:	Board and Shareholder Meetings
Authority to Call Meetings:	Board and Shareholder Meetings
Schedule, Agendas and Materials:	Prepares Board schedules, agendas and materials based on discussion with all directors and senior management
Liaison:	Between directors and senior management
Strategic/Governance Responsibilities:	Consults with senior management on strategic direction and key staffing; oversees corporate financial affairs and transactions; monitors all investor relations activities

CORPORATE GOVERNANCE
Committee Membership and Attendance
Directors are expected to attend regular Board meetings, committee meetings and the annual shareholder meeting, in person or, if not possible, via teleconference. All then-serving directors attended the 2025 Annual Meeting of Shareholders held on October 16, 2025 and each incumbent director attended over 80% of the aggregate of the total number of Board meetings and meetings of the committees on which the director served in fiscal year 2026. The Board held 9 meetings during fiscal year 2026. Below is a summary of the Board committee membership as of August 1, 2026 and the number of meetings for each committee during fiscal year 2026.

Name	Audit and Risk	Human Resources and Compensation	Corporate Governance and Nominating	Strategic Planning	Executive
Ms. Disbrowµ (I)					«
Mr. Gilday (I)		●	●
Ms. Gordon (I)	●		●
Mr. Keffer (I)(A)	●	●		●
Mr. McCarthy (I)	●		●
Mr. Mengucci				●	●
Mr. Morrison (I)(A)	«		●	●
Mr. Nolan (I)	●	«			●
Ms. Plunkett (I)		●	«		●
Mr. Sloane (I)		●	●	«
Mr. Szews (I)(A)	●	●		●
FY 2026 Meetings	4	4	4	1	3
µChair    (ex officio member of each committee) «Chair ● Member I – Independent
A – Audit Committee Financial Expert

Pursuant to NYSE requirements, at least two executive sessions of non-management directors were held during fiscal year 2026.
Committee Responsibilities
The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with the Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties. The charters for the Audit and Risk, Human Resources and Compensation, Corporate Governance and Nominating, Strategic Planning and Executive Committees are available on our website at investor.caci.com or a print copy of all the standing committee charters is available upon shareholder request. Below is a summary of the current primary responsibilities of each committee, the full responsibilities for each committee are delineated in the committee charters available on our website.

CORPORATE GOVERNANCE
Audit and Risk

The Audit and Risk Committee (the “Audit Committee”) assists the Board in fulfilling its oversight of (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with applicable legal and regulatory requirements; (iv) the independence and qualifications of the Company’s independent auditor; and (v) the performance of the Company’s internal and independent auditors. The Audit Committee is comprised of only independent directors and fulfills its responsibilities by:

•Appointing, evaluating and overseeing the independent auditor;
•Reviewing and pre-approving audit and non-audit services and related fees for the independent auditor;
•Discussing the Company’s audited financial statements and quarterly financial statements with management and the independent auditor;
•Discussing the process for assessing the effectiveness of internal control over financial reporting and reviewing issues as to the adequacy and effectiveness of the Company’s internal control over financial reporting;
•Reviewing the annual internal audit plan and any significant internal audit findings;
•Reviewing and approving all related party transactions;
•Reviewing risks and mitigation related to the Company’s cybersecurity posture;
•Reviewing our quarterly and annual Investor Relations messaging and status;
•Reviewing environmental related risks and internal controls related to environmental disclosures and the Company’s Corporate Responsibility Report; and
•Reviewing legal and regulatory matters that may have a material impact on the Company’s financial statements.

Human Resources and Compensation

The Human Resources and Compensation Committee assists the Board in overseeing the Company’s compensation policies and practices. The Human Resources and Compensation Committee is comprised of only independent directors and fulfills its responsibilities by:

•Recommending to the Board the compensation arrangements for the Company’s executive officers and directors;
•Reviewing and approving the compensation, including incentive and equity-based compensation, of the chief executive officer;
•Approving grants of equity compensation to all eligible individuals in the Company’s service;
•Reviewing changes in the Company’s benefit programs;
•Preparing an annual report for inclusion in the Company’s proxy statement;
•Reviewing the Company’s Environmental, Social and Governance initiatives and linkage to executive compensation; and
•Overseeing and reporting to the Board on the Company’s policies concerning compensation and employee benefits.

CORPORATE GOVERNANCE
Corporate Governance and Nominating

The Corporate Governance and Nominating Committee assists the Board in overseeing the Company’s corporate governance practices. The Corporate Governance and Nominating Committee is comprised of only independent directors and fulfills its responsibilities by:

•Recommending to the Board the general criteria and qualifications for membership on the Board;
•Identifying and selecting individuals to be nominated for election to the Board;
•Recommending the number of directors to be elected each year (within the bounds established by the Company’s By-laws);
•Developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto;
•Reviewing the Company’s environmental policies, programs and Corporate Responsibility Report; and
•Reviewing policies and practices of the Company and monitoring compliance in areas of corporate governance.

Strategic Planning

The Strategic Planning Committee oversees the Company’s long‑term strategic direction and evaluates significant opportunities that may enhance shareholder value. In carrying out its responsibilities, the Committee:

•Reviews the Company’s long-term strategic goals, key milestones, and the underlying macroeconomic, industry, competitive, and technology assumptions supporting those objectives;
•Assesses potential growth opportunities and strategic options, including emerging market, competitive, and technology developments that may impact the Company’s long-term positioning;
•Evaluates significant strategic transactions, such as mergers, acquisitions, joint ventures, strategic alliances, and other material corporate actions, by reviewing their strategic rationale, alternatives considered, financial implications, risks, and expected value creation;
•Monitors the execution, integration, and performance of approved strategic initiatives and transactions to confirm continued alignment with the Company’s long-term strategy;
•Reviews the Company’s innovation priorities and technology developments essential to sustaining competitive differentiation and long-term growth; and
•Evaluates the Company’s capital structure and financing activities, including debt and equity issuances, credit arrangements, and other capital market actions that support strategic objectives.

Executive

The Executive Committee assists the Board in providing the necessary input and authorization in between full Board meetings, and for identifying those items which merit consideration or action by the entire Board.
Board and Committee Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 27, 2026, the Board affirmatively determined that 9 of its 10 director nominees (90%) are independent. In making the determination, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors.

CORPORATE GOVERNANCE
Annual Board Evaluations

The Board and each of its committees perform annual evaluations of their performance. The evaluation process is managed by the Corporate Governance and Nominating Committee and specifically focuses on areas for improvement. In order to ensure independence during the evaluation process, the evaluation of the Corporate Governance and Nominating Committee is conducted by the Executive Committee.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board regularly reviews information regarding the results of operations and any related trends and other factors contributing to or affecting our results, long-term strategy, financial reporting systems and processes, as well as the risks associated with these aspects of the Company’s business. The Board has also approved Standards of Ethics and Business Conduct that establish standards of conduct for employees that are designed to mitigate risks associated with compliance, foster ethical conduct by our employees and protect company assets. We require all employees to receive annual training related to our Standards of Ethics and Business Conduct and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

The Board’s committees are involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees include:

Audit and Risk:	Risks related to our tax, accounting, financial reporting systems and processes, enterprise risk management and legal and regulatory compliance.
Human Resources and Compensation:	Risks related to our compensation and benefit programs and human capital.
Corporate Governance and Nominating:	Risks related to our corporate governance and management.
Strategic Planning:	Risks related to our long-term strategic plan.

Succession Planning

The Board engages in discussions concerning Chief Executive Officer succession and the Chief Executive Officer briefs the Board concerning senior management succession. Chief Executive Officer succession is also discussed by the Board in an executive session outside the presence of any management directors. Management also updates the Board on key talent indicators such as recruiting and retention for the overall employee population throughout the year.

Shareholder and Interested Party Communications with Directors
Shareholders and interested parties may communicate directly with the Board or any director or committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 12021 Sunset Hills Road, Reston, Virginia 20190, Attn: J. William Koegel, Jr., Corporate Secretary. It is our policy to forward directly to the directors all such communications addressed to them and delivered to the Company at the above stated address.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, as well as in which greater than 5% shareholders, nominees for director, immediate family members of greater than 5% shareholders and nominees for director, and persons (other than a tenant or employee) sharing the household of a director, executive officer, nominee for director, or greater than 5% beneficial owner are participants, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction and whether the transaction is in the interest of the Company.

Upon review by the Audit Committee, there was a single transaction concerning our directors, executive officers or greater than 5% shareholders or immediate family members of these persons that required disclosure under Item 404(a).

The Company employs Paul Mengucci, son of our Chief Executive Officer, in Strategic Operations, Corporate Communications. Mr. Mengucci receives total compensation of approximately $124,000, including base salary and benefits commensurate with similarly situated employees. Mr. Mengucci’s compensation, role, and employment conditions are consistent with the Company’s human resources policies and market‑competitive practices applicable to similarly situated employees. His compensation and employment terms are reviewed and approved by the Company’s General Counsel, and the Chief Executive Officer does not participate in any decisions regarding his son’s compensation, promotion, or other employment matters. Aside from the familial relationship and the compensation level triggering disclosure, the Company does not consider the individual’s employment to involve any preferential terms or circumstances.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2026, the members of the Compensation Committee had no relationships with the Company other than their relationships as directors, their entitlement to the receipt of standard compensation as directors and members of certain committees of the Board, and their relationships to the Company as shareholders. During fiscal year 2026, no person serving on the Compensation Committee or on the Board was an executive officer of another entity for which any of our executive officers served on the compensation committee.

SECURITIES OWNERSHIP

Principal Shareholders

The following table provides the latest available information as of August 21, 2026 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
Blackrock, Inc.(2)	1,967,663	8.9%
The Vanguard Group, Inc.(3)	1,158,815	5.2%
Morgan Stanley(4)	1,146,884	5.2%
(1)Based on 22,099,597 shares of common stock outstanding as of August 21, 2026, the record date.
(2)The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on January 21,2026 on behalf of itself and certain entities under its control. The report states that BlackRock has sole voting power over 1,891,158.00 shares and sole dispositive power over all shares and shared voting and dispositive power over no shares. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G/A filed with the SEC by Vanguard on April 29,2026 on behalf of itself and certain entities under its control. The report states that Vanguard has sole dispositive power over 1,158,815.00 shares, shared dispositive power 0.00 shares, sole voting power 165,933.00 shares and shared voting power 0.00 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)The number of shares beneficially held by Morgan Stanley is based solely on information in a Schedule 13G/A filed with the SEC by Morgan Stanley on May 11,2026, on behalf of itself and certain entities under its control.The report states that Morgan Stanley has shared voting power over 1,025,568 shares and shared power to dispose of 1,098,424 shares and sole voting power and dispositive power over no shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The reported shares include shares beneficially owned by its subsidiary, Atlanta Capital Management Company, LLC.

SECURITIES OWNERSHIP

Directors and Management

The following table provides information as of August 21, 2026 with respect to beneficial ownership of the Company’s common stock for each executive officer, each director, and for all current executive officers and directors of the Company as a group.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)(3)
John S. Mengucci	150,396(4)	*
Jeffrey D. MacLauchlan	13,128(5)	*
DeEtte Gray	40,173(6)	*
J. William Koegel, Jr.	28,709(7)	*
Tracy Weir	4,258(8)	*
David Young	—	*
Lisa S. Disbrow	2,633(9)	*
Michael Gilday	—	*
Susan M. Gordon	2,811(10)	*
David F. Keffer	—	*
Ryan D. McCarthy	2,407(10)	*
Philip O. Nolan	2,407(10)	*
Scott C. Morrison	669(10)	*
Debora A. Plunkett	2,682(10)	*
Stanton D. Sloane	1,197(10)	*
Charles L. Szews	669(10)	*
All Current Executive Officers and Directors as a Group (15 in number)	211,966	*
(1)All Restricted Stock Units (RSUs) vesting as of August 21, 2026 or within 60 days after that date are treated as shares of common stock that are beneficially owned.
(2)Based on 22,099,597 shares of common stock outstanding as of the August 21, 2026 record date.
(3)The asterisk (*) denotes that the individual holds less than one percent of our outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors as a Group shown above.
(4)Includes 30,460 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.
(5)Includes 5,553 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.
(6)Includes 5,650 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.
(7)Includes 2,778 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.
(8)Includes 609 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.
(9)Includes 123 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.
(10)Includes 85 shares obtainable upon vesting of RSUs within 60 days after August 21, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).

Based solely on a review of copies of reports filed with the SEC and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2026 except that, due to an administrative error, one Form 3 was filed late for each of Messrs. Gilday and Keffer, and one Form 4 reporting one transaction was filed late for Dr. Young.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Human Resources and Compensation Committee with respect to the fiscal year 2026 compensation of the following named executive officers (NEOs):

John S. Mengucci, President and Chief Executive Officer
Jeffrey D. MacLauchlan, Executive Vice President, Chief Financial Officer and Treasurer
DeEtte Gray, President, U.S. Operations
J. William Koegel, Jr., Executive Vice President, General Counsel and Secretary
Dr. David A. Young, Executive Vice President, Chief Operating Officer(1)
(1) Dr. Young joined the Company effective June 22, 2026.

The principles, objectives and structure of our fiscal year 2026 executive compensation were established in April 2025, when our Human Resources and Compensation Committee traditionally makes executive compensation decisions. The Human Resources and Compensation Committee’s fiscal year 2026 compensation decisions reflect the Company’s performance as well as our executives’ individual performance in the prior fiscal year.

Executive Summary

Who We Are

CACI is a trusted national security partner, offering technical excellence and proven solutions to address the nation’s most critical challenges. As a Fortune 500 company with more than 27,000 employees, we remain Ever Vigilant in meeting rapidly evolving threats and advancing mission success across the Federal Government in the United States.

Our international operations deliver a comprehensive range of IT services and proprietary data and software products, supporting commercial and government clients throughout the United Kingdom, continental Europe, and across global markets.

CACI At-A-Glance

•~$9.6 billion annual revenue	•Fortune 500 Company
•Veterans, active National Guardsmen and Reservists, and military spouses represent 40% of our workforce	•Character-based culture of ethics, integrity, and operational excellence
•Approximately 27,000 employees, 79% with security clearances	•Fortune World’s Most Admired Company
•Fortune America’s Most Innovative Company

EXECUTIVE COMPENSATION

Financial Performance Summary

Fiscal Year 2026 Performance

Below are charts outlining our performance over the relevant periods for the performance metrics used by the Compensation Committee in determining our CEO’s and certain other NEOs’ compensation earned as of the end of fiscal year 2026. Their contributions to the Company’s performance depicted in the charts had a substantial impact on their earned compensation over the course of this period. For fiscal year 2026, EBITDA represents GAAP net income plus net interest expense, income taxes, depreciation and amortization expense (including depreciation within direct costs).

Pay for Performance Philosophy

The Human Resources and Compensation Committee believes our executive compensation program should incent and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. For example, the annual incentives paid to each of our NEOs vary with performance, including our annual financial results.

EXECUTIVE COMPENSATION

Executive Compensation Program Design

The substantial majority of our NEOs’ compensation is directly tied to our performance with short- and long-term incentives comprising an average of approximately 80% of our NEOs’ target total direct compensation (“TDC”). The following is a list of the principal components of our executive compensation program in fiscal year 2026:

Character	Component	Description
Fixed	Base Salary	Annual fixed portion of NEOs’ TDC designed to attract and retain experienced executives, comprising only approximately an average of 20% of our executives’ target TDC in fiscal year 2026.
At Risk	Short-Term Incentives	Annual bonus plan that rewards NEOs for achieving annual performance objectives.
Long-Term Incentives
Performance Restricted Stock Units (“PRSUs”) earned based on achievement of three-year EBITDA growth objective (FY24 plan) or Free Cash Flow growth objectives starting with the FY25 plan.
Restricted Stock Units (“RSUs”) earned over three years based on continued commitment to CACI.

Performance Assessment

Human Resources and Compensation Committee
The Human Resources and Compensation Committee uses a comprehensive process to assess performance on an ongoing basis, which includes frequent dialogue with management about financial performance relative to our goals and competitors, and assessment of corporate and individual executive accomplishments.

Independent Consultant
The Human Resources and Compensation Committee also asks its independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our NEOs’ pay relative to our peer group and an analysis of operational and shareholder returns relative to our peer group.

Historical Pay for Performance Results

Our pay for performance philosophy is reflected in the compensation that has been earned by our NEOs over the past three years. The chart below summarizes our corporate performance against the performance metrics in the annual bonus plan for Messrs. Mengucci, MacLauchlan and Koegel. Ms. Gray’s annual bonus plan is measured on US Operation measures. The second table summarizes the metrics of the PRSU awards that are a part of the long term incentive plan for all named executive officers.

Fiscal Year	Bonus Plan Performance	Annual Bonus Payout
2026	CACI Revenue > Target CACI EBITDA > Target	140.5%
2025	CACI Revenue > Target CACI EBITDA > Target	116%
2024	CACI Revenue > Target CACI EBITDA > Target	145.5%

EXECUTIVE COMPENSATION

3 Year Plan Starting in:	PRSU Performance	% of PRSUs Earned in 3-Yr Performance Period (1)
2024	EBITDA > Target	200%
2023	EBITDA > Target	154%
2022	EBITDA > Target	104%
(1)Earned PRSUs vest 100% on the third anniversary of the grant date.

Say on Pay Support

As the Human Resources and Compensation Committee made its fiscal year 2026 compensation decisions, it considered that 95% of the votes cast on the Company’s fiscal year 2025 executive compensation program (the “Say on Pay” proposal) were voted in favor of the “Say on Pay” proposal at the Company’s 2025 Annual Meeting. This continued the strong support as shown in 2023’s and 2024’s 94% and 98% approval rates, respectively. The Company also actively engages with our shareholders to understand our shareholders’ views towards the program and reviews comments from shareholder advisory services.

Executive Compensation Practices

We maintain executive compensation practices designed to strengthen the connection between our executives’ interests and the interests of our shareholders. The following is a summary of the compensation practices that we do and do not employ to advance our shareholders’ long-term interests.

What We Do	What We Don’t Do
✓ More than 80% of NEO Compensation “At-Risk”	✘ No Excessive Perquisites
✓ Performance Vesting Based on Company Growth	✘ No Repricings
✓ Rigorous Stock Ownership Guidelines	✘ No Tax Gross-ups
✓ Clawback Policy	✘ No Automatic Single Trigger Equity Vesting on Change of Control

Compensation Governance and Process

Compensation Governance

The Human Resources and Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Human Resources and Compensation Committee works very closely with Mercer, as its independent compensation consultant, and management to examine pay and performance matters during the year. The Human Resources and Compensation Committee has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management. Strategically, the Human Resources and Compensation Committee considers how the achievement of the overall goals

EXECUTIVE COMPENSATION

and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective program elements. Administratively, the Human Resources and Compensation Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

Compensation Process

The Human Resources and Compensation Committee acted in accordance with the following process in determining our NEOs compensation for fiscal year 2026.

Fourth Quarter FY2025	•Developed the design of the fiscal year 2026 compensation program.
First Quarter FY2026
•Approved the performance metrics and goals for the fiscal year 2026 annual bonus plan.
•Reviewed and approved the metrics and goals for the 2026 - 2028 PRSUs.
•Set target total direct compensation for the NEOs for fiscal year 2026.

Fiscal Year 2026 (Throughout)
•Reviewed the Company’s performance and assessed progress toward objectives.
•Assessed progress toward NEO objectives.
•Discussed potential program changes considering feedback from shareholders, regulatory guidance and external trends.

First Quarter FY2027
•Evaluated and discussed NEO performance.
•Certified PRSU performance for the 2024 - 2026 measurement periods and determined payouts for the NEOs based on achievement of the performance metrics for the annual incentive plan and PRSUs.

Compensation Factors

The Human Resources and Compensation Committee determined fiscal year 2026 TDC targets for the CEO and each of the other NEOs employed at the time based on the following process:

•Market Practices: The Human Resources and Compensation Committee evaluated each NEO’s relative compensation and changes in responsibilities and considered current pay practices for comparable positions at peer companies.

•Independent Consultant Input: The Human Resources and Compensation Committee received input from its independent compensation consultant.

•Performance: In evaluating the performance of the NEOs, the Human Resources and Compensation Committee sought to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results and the Company’s strategic positioning for future competitive advantage.

•Other Factors: For the NEOs other than the CEO, the Human Resources and Compensation Committee also considered the CEO’s recommendations, succession planning and retention. Finally, before making pay decisions, the Human Resources and Compensation Committee reviewed the pay mix to ensure that it was competitively positioned and performance-based.

EXECUTIVE COMPENSATION

During the course of the fiscal year, the Human Resources and Compensation Committee reviews corporate performance each quarter and assesses progress for each goal in the annual bonus program and active long-term incentive programs from current and prior fiscal years. The Human Resources and Compensation Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, shareholder feedback and individual performance.

Independent Compensation Consultant

With respect to fiscal year 2026, Mercer attended Human Resources and Compensation Committee meetings, met with the Human Resources and Compensation Committee in executive sessions, reviewed and provided recommendations on the components of the Company’s executive compensation program and provided compensation advice independent of the Company’s management. The compensation consultant reports directly to the Human Resources and Compensation Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee assessed the independence of Mercer pursuant to SEC rules and concluded that their work for the Human Resources and Compensation Committee did not raise any conflicts of interest.

Assessing Competitive Practice

Mercer assists the Human Resources and Compensation Committee by reviewing comparative market data on compensation practices and programs within the Company’s peer group.

During fiscal year 2026, Mercer was responsible for providing information on new laws and regulations, general industry compensation practices, recommendations for director compensation and compensation for management positions under the Human Resources and Compensation Committee’s purview, and for performing independent assessments of management recommendations brought before the Human Resources and Compensation Committee.

For fiscal year 2026, peer comparisons were performed against 15 publicly-traded companies, which were selected based on similarities to CACI in size and/or industry, as well as operational similarities. The selected companies were as follows:

Booz Allen Hamilton Holding Corporation	Bread Financial Holdings, Inc.	Broadridge Financial Solutions, Inc.	Cognizant Technology Solutions Corporation
Fidelity National Information Services, Inc.	Fiserv, Inc.	Jacobs Solutions, Inc.	KBR, Inc.
L3Harris Technologies, Inc.	Leidos Holdings, Inc.	MAXIMUS, Inc.	Parsons Corporation
Science Applications International Corporation	Tetra Tech, Inc.	Unisys Corporation

The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI.

EXECUTIVE COMPENSATION

Determining Executive Compensation

Executive Compensation Objectives
Our NEO compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the industry and to achieve our business objectives.

OUR COMPENSATION PRINCIPLES

Our compensation programs for NEOs are guided by three basic principles:

Link compensation to performance. We believe that compensation levels should reflect performance - both the performance of CACI and the performance of the recipient.

Maintain competitive compensation levels. We strive to offer programs and levels of compensation that are competitive with those offered by the Company’s peer group to attract, retain and reward our NEOs. The Human Resources and Compensation Committee evaluates TDC for each Executive Officer relative to the median of the Company’s peer group.

Align management’s interests with those of shareholders. We seek to implement programs that will align management’s interests with those of shareholders and increase long-term shareholder value by granting long-term equity incentive awards each year.

Principal Elements of Compensation

	Component	Average Percentage of FY26 TDC(1)	Role
Fixed	Base Salary	20%	•Provide a stable, reliable monthly income •Set at levels that should generally comprise a low percentage of total target compensation
	Benefit Plans	N/A	•Provide opportunity for deferring income taxes on a portion of annual income
At Risk	Short-Term Incentives	16%	•Reward the achievement of annual financial goals •Links compensation to short-term performance since award amounts are determined for the fiscal year based on actual results •Time horizon: 1 year
	Long-Term Incentives	64%
•Aligns executive interests with those of shareholders as potential value of awards increases or decreases with financial performance (PRSUs)
•Retains executive officers through multi-year vesting (PRSUs and RSUs)
•Time horizon: 3 years (PRSUs and RSUs)

(1) Percentages are based on the target amounts for the individual components described in the “Fiscal year 2026 Base Salaries,” “Fiscal year 2026 Annual Bonus Program” and “Fiscal year 2026 Long-Term Incentives” sections below.

EXECUTIVE COMPENSATION

Fiscal Year 2026 Executive Compensation Strategy

In fiscal year 2026, the Human Resources and Compensation Committee conducted a thorough review of the Company’s executive compensation philosophy and strategy. The key objectives of the Human Resources and Compensation Committee’s review were to:

•Drive attraction and retention of top talent in a more intense competitive landscape in our industry;

•Forge a stronger linkage between executive pay programs and our long-term strategic objectives; and

•Align management on a consistent market competitive framework for executive compensation.

Fiscal Year 2026 Annual Bonus Program (ABP)

For fiscal year 2026, the Human Resources and Compensation Committee determined that all cash incentives for executives will be based on annual performance, established performance targets and payout ranges for each metric based on the current business environment, taking into account the competitive market and historical performance against targets and the Company’s desire for growth.

The Human Resources and Compensation Committee also determined that total FY26 ABP payouts will be subject to an upward or downward discretionary adjustment by the Compensation Committee based on its evaluation of each executive’s attainment of financial and non-financial performance objectives. All cash incentives for executive officers will be capped at 250% of their annual bonus target.

Fiscal Year 2026 Long-Term Incentives
The Human Resources and Compensation Committee granted fiscal year 2026 long-term incentive awards to executive officers in October 2025. To align executive incentives with long-term shareholder value creation and the Company’s strategic growth objectives, the Committee granted two types of long-term incentives to executive officers in fiscal year 2026:

•Restricted Stock Units which reinforce attraction, retention and long-term shareholder value creation; and

•Performance Restricted Stock Units which reinforce attraction, retention, long-term shareholder value creation and specifically focus on achieving strategic objectives. The vesting of the Performance Restricted Stock Units is based on the degree of attainment of three-year growth objectives.

The Committee does not grant long-term incentive awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on grant dates, vesting events, or sale events. During fiscal 2026, there were no long-term incentive awards granted to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that disclosed material nonpublic information.

EXECUTIVE COMPENSATION

Fiscal Year 2026 Base Salaries

In late July 2025, the Human Resources and Compensation Committee reviewed and approved our NEOs’ base salaries for fiscal year 2026, taking into consideration the median of base salaries for comparable executives among our peer group, individual performance in fiscal year 2025 and the Company’s overall annual fiscal year 2026 merit increase guidance applicable to all employees. The adjustments approved by the Human Resources and Compensation Committee became effective on August 1, 2025 for all NEOs.

Name	FY2025 Base Salary ($)	FY2026 Base Salary ($)	Percentage Change
John S. Mengucci	1,325,000	1,378,000	4.00%
Jeffrey D. MacLauchlan	721,853	745,312	3.25%
DeEtte Gray	712,990	736,163	3.25%
J. William Koegel, Jr.	605,640	625,323	3.25%
David A. Young(1)	N/A	740,000	N/A
(1) Dr. Young was appointed Executive Vice President, Chief Operating Officer on June 22, 2026.

Salary adjustments reflected the Human Resources and Compensation Committee’s strategy to provide competitive increases of base salary consistent with overall movement of executive base salaries in our peer group.

The base salary amounts shown in the table above reflect the initial salaries approved by the Committee in July 2025 and do not include subsequent adjustments made in connection with the termination of the executive car lease program. As a result of the discontinuation of this program, the Committee approved corresponding increases to the affected executives' base salaries upon the expiration of their respective leases. These adjustments were as follows: Mr. Mengucci received an increase of $32,780 (effective February 2026); Mr. MacLauchlan received an increase of $33,332 (effective October 2025); Ms. Gray received an increase of $27,497 (effective June 2026); and Mr. Koegel received an increase of $41,369 (effective June 2026).

Fiscal Year 2026 Annual Bonus Program

Target Annual Bonus

Our FY26 Annual Bonus Program is designed to motivate our executive officers to achieve pre-established annual performance objectives. In establishing annual bonus targets for fiscal year 2026, the Human Resources and Compensation Committee reviewed our NEOs’ target total cash compensation, relative to the median of our peers, and made certain adjustments to more closely align our NEOs’ total target cash compensation to the Company’s peer group. The table below shows the fiscal year 2026 NEO target annual bonus levels that were approved by the Human Resources and Compensation Committee in late fiscal year 2025:

Name	FY2025 Target Annual Bonus ($)	FY2026 Target Annual Bonus(1) ($)	FY2026 Percentage of Base Salary	Percentage Change
John S. Mengucci	1,987,500	2,480,400	180%	24.80%
Jeffrey D. MacLauchlan	721,853	745,313	100%	3.25%
DeEtte Gray	891,238	920,204	125%	3.25%
J. William Koegel, Jr.	545,076	562,791	90%	3.25%
David A. Young(2)	N/A	N/A	N/A	N/A

EXECUTIVE COMPENSATION

(1) FY26 Target Bonus is based on salaries prior to the salary adjustment received as a result of discontinuing the executive car lease program
(2) Dr. Young was appointed Chief Operating Officer at the end of FY2026

Design

The fiscal year 2026 annual bonus program was based on full year performance for the Named Executive Officers. At the beginning of fiscal year 2026, the Human Resources and Compensation Committee established the performance metrics applicable to the annual bonus program. The performance metrics were selected to incent the Company’s growth and support the interests of the Company’s shareholders and were applied to each executive based on their responsibilities. To provide a balance between current year organic growth and long-term acquisitions, the Human Resources and Compensation Committee evaluates whether to include acquired companies in the performance metrics after the completion of corporate acquisitions. In fiscal year 2026, the Human Resources and Compensation Committee included the impact of the Company’s acquisition of ARKA Group L.P. in certain performance metrics under the FY26 Annual Bonus Program. This impact was reflected in CACI Revenue and CACI EBITDA performance against plan. U.S. Operations results were evaluated without accounting for the impact of the acquisition, based solely on their legacy performance.

The Human Resources and Compensation Committee approved the following performance metrics for Messrs. Mengucci, MacLauchlan and Koegel:

Performance Metric	Purpose
CACI EBITDA	Indicator of performance that is controlled by the Company and used as the primary incentive metric to ensure our executives’ focus on overall profitability.
CACI Revenue	Measure of the Company’s growth which requires the maintenance and expansion of current business and the capture of new business.

In addition, the Human Resources and Compensation Committee approved metrics for the Company’s U.S. operations, which were applicable to Ms. Gray, among others:

Performance Metric	Purpose
U.S. Operations EBIT Margin Percentage	Indicator of the performance of the Company’s United States-based operations and used as a primary incentive metric to ensure our executives’ focus on overall profitability and the quality of revenue.
U.S. Operations EBIT Dollars	Indicator of the performance of the Company’s United States-based operations, which requires a minimum amount of profitability to obtain a payment from the Company’s Annual Bonus Program.
U.S. Operations Revenue	Measure of the Company’s United States-based operations, which requires the maintenance and expansion of current business and the capture of new business.
U.S. Operations Collections	Measure of the cash collections Company’s United States-based operations, which requires timely and accurate invoicing and timely receipt of payments from the Company’s customers

The following is a summary of the performance metrics applicable to each NEO for the components of the annual bonus program.

EXECUTIVE COMPENSATION

	Annual
	Metrics	Weight
Messrs. Mengucci, MacLauchlan and Koegel	CACI EBITDA	50%
	CACI Revenue	50%
Ms. Gray	U.S. Operations EBIT Margin	N/A(1)
	U.S. Operations EBIT Dollars	40%
	U.S. Operations Revenue	30%
	U.S. Operations Collections	30%
(1) Minimum performance required to qualify for a payment in the Annual Bonus Program

After determining the appropriate performance metrics and weights applicable to the annual bonus program, the Human Resources and Compensation Committee established the target performance levels for the Company performance metric at the beginning of the fiscal year. The performance targets for each metric were established based on the then current business environment, review of the competitive market, historical performance against targets and the Company’s desire for growth. The performance results for CACI Revenue and CACI EBITDA included the acquisition of ARKA Group L.P. which occurred in fiscal year 2026.

Once performance targets were established for each Company performance metric, the Compensation Committee determined appropriate lower, or “Cut,” threshold levels for each metric and upper, or “Stretch,” threshold levels. For performance below Cut levels, no bonus was awarded. For performance between Cut and Target levels, and between Target and Stretch levels, bonus payouts were prorated on a straight-line basis. No additional incentives are awarded for performance above Stretch levels. Total payment for the annual bonus program is capped at 250% of the target payout for each NEO.

The ranges between Cut, Target and Stretch thresholds were based upon multiple factors assessed by the Human Resources and Compensation Committee, including historical ranges and historical performance against Cut, Target and Stretch thresholds. For fiscal year 2026, the Human Resources and Compensation Committee set the Cut thresholds at 90% of Target for Revenue, Collections and EBITDA and at 93% of Target for EBIT. Stretch thresholds were set at 120% of Target for Revenue, and Collections, 110% of Target for EBITDA and at 107% of Target for EBIT.

In addition, the Human Resources and Compensation Committee established an Individual Modifier, where bonus can be adjusted up or down 25% based on the assessment of financial and/or non-financial performance (e.g., strategic milestones, employee engagement, or other factors which aren’t immediately reflected in financial results).

Fiscal Year 2026 Performance

Performance relative to each metric used in calculating our NEOs’ annual bonus payout is delineated below for fiscal year 2026.

Annual Metrics	Target	Actual(1)	Result
CACI EBITDA ($M)	1,111.50	1,196.09	Between Target and Stretch
CACI Revenue ($M)	9,500.00	9,567.78	Between Target and Stretch
U.S. Operations EBIT Dollars ($M)	1,052.75	1,105.77	Between Target and Stretch
U.S. Operations Revenue ($M)	9,154.26	9,081.34	Between Cut and Target
U.S. Operations Collections ($M)	9,154.26	9,146.42	Between Cut and Target
(1) Actual CACI EBITDA, as calculated under the Annual Bonus Plan, includes a reduction of $22.5 million in expenses associated with the acquisition of ARKA Group, L.P., which the Compensation Committee determined were appropriate to exclude for purposes of assessing performance against the annual EBITDA target. Actual U.S. Operations EBIT Dollars, U.S. Operations Revenue and U.S. Operations Collections, as calculated under the Annual Bonus Plan, do not include the impact of the acquisition of ARKA Group, L.P.

EXECUTIVE COMPENSATION

In consideration of the performance outlined above, the table below provides a summary of the annual bonus actually earned by our NEOs.

Name	FY2026 Total Target Annual Bonus ($)	FY2026 Total Earned Annual Bonus ($)	Payout as a Percentage of Target
John S. Mengucci	2,480,400	3,484,962	140.5%
Jeffrey D. MacLauchlan	745,313	1,047,165	140.5%
DeEtte Gray	920,204	1,178,689	128.1%
J. William Koegel, Jr.	562,791	790,721	140.5%
David A. Young	N/A	N/A	N/A

Fiscal Year 2026 Long-Term Incentives

The Human Resources and Compensation Committee used market data provided by its compensation consultant to set the target value of equity for the NEOs. Based on this review, the Human Resources and Compensation Committee made certain adjustments to align our NEOs with the peer group.

Name	FY2025 Target Equity Value ($)	FY2026 Target Equity Value ($)	Percentage Change
John S. Mengucci	12,000,000	13,000,000	8%
Jeffrey D. MacLauchlan	2,000,000	2,000,000	0%
DeEtte Gray	2,000,000	2,300,000	15%
J. William Koegel, Jr.	1,000,000	1,000,000	0%
David A. Young (1)	N/A	N/A	N/A
(1) Dr. Young was appointed Chief Operating Officer at the end of FY2026

All NEOs, then serving, received their fiscal year 2026 target equity value 50% in the form of RSUs and 50% in the form of PRSUs. The RSUs vest ratably over three years. The PRSUs vest at the end of three years based on the attainment of a three-year target cumulative Free Cash Flow growth objective. No shares will vest for performance below the threshold performance level (90% of the three-year target cumulative Free Cash Flow). For performance between Cut and Target levels, and between Target and Stretch levels (110% of the three-year target cumulative Free Cash Flow), the number of shares which shall vest will be prorated on a straight-line basis up to 200% of the target PRSUs.

Upon his appointment as Executive Vice President and Chief Operating Officer, Dr. Young received a grant of $2,000,000 in restricted stock units that will vest in three equal annual installments beginning on the first anniversary of his employment.

Ms. Gray’s Leadership Transition and Strategic Advisor Arrangement

On June 1, 2026, Ms. Gray announced her intention to retire from her role as President, U.S. Operations. To ensure a seamless transition of leadership responsibilities and maintain continuity on key operational initiatives, the Company requested that Ms. Gray remain employed as a Strategic Advisor for a six-month transition period from July 1, 2026, through December 31, 2026 (the “Transition Period”). In connection with this role, the Company and Ms. Gray entered into a Transition and Separation Agreement on June 3, 2026.

EXECUTIVE COMPENSATION

The Committee intentionally structured the compensation for the Transition Period to align with Ms. Gray’s reduced scope of responsibilities and to reflect the Committee's pay-for-performance philosophy. During the Transition Period, Ms. Gray compensation will include: a base salary at the annual rate of $763,497, participation in the annual bonus plan at a significantly reduced percentage of 50% of her earned base salary during the Transition Period (equating to approximately 25% of her annualized base salary at target performance); and a significantly reduced, time-based equity grant that is strictly conditioned upon her successful performance of the enumerated advisory duties.

The Committee believes this agreement represents a prudent approach to executive succession that protects the Company. Importantly, the agreement provides no cash severance or change-in-control benefits; the agreement does not modify or accelerate the vesting terms of any outstanding equity awards beyond the existing plan provisions; all incentive compensation earned by Ms. Gray during the Transition Period remains entirely subject to the Company’s clawback policy.

Other Compensation Policies and Practices

Benefits and Executive Perquisites

All NEOs are eligible for annual financial planning services. The value of these services is fully taxable as ordinary income; no tax gross-up is provided.

In addition, we provide a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer. This allowance can be used for business or personal expenses. All personal benefit received from this allowance is fully taxable as ordinary income; no tax gross-up is provided.

Executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees. For example, the Company makes matching contributions to our 401(k) plan based on employee contributions, and executives receive the same benefit.

We regularly review the nature of security threats and associated vulnerabilities with law enforcement and security specialists and will continue to adapt our security program as appropriate. After conclusion of an independent third-party security study, the Board determined that it was appropriate to provide Mr. Mengucci with a personal security driver and vehicle for business travel and certain non-business travel. We do not consider the provision of this transportation to be compensation since the need for security arises from the nature of Mr. Mengucci’s employment and the provision of such security is provided to mitigate risks to our business. Given the nature of our business, we believe security is necessary and generally provided to other executives within our industry. We report the aggregate incremental costs of these security arrangements as perquisites under the “All Other Compensation” column of the Summary Compensation Table in accordance with SEC requirements and report them as taxable compensation to Mr. Mengucci if they are not excludable from income as working condition fringe benefits under Section 132 of the Internal Revenue Code.

All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

EXECUTIVE COMPENSATION

Severance and Change in Control Benefits

The Company currently maintains severance agreements with Messrs. Mengucci, MacLauchlan, and Koegel. Dr. Young falls under the Company’s general policy for executives during fiscal year 2026, which provided for six months’ salary upon involuntary separation without cause. The purpose of the agreements is to provide those executives with a degree of security and to mitigate concerns that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus their undivided attention to serving the interests of the Company and our shareholders. The Company believes that appropriate severance arrangements are necessary to attract and retain these key executives and are an important part of a competitive overall compensation program for the NEOs.

In the event of a change in control, severance benefits in the agreements are generally payable only upon a “double trigger,” meaning that severance benefits are triggered when an eligible executive is involuntarily terminated without cause by the Company or resigns for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. We believe this program encourages retention in the face of an actual or potential change in control and aligns executive and shareholder interests. Furthermore, the program allows top executives to review corporate transactions that are in the best interests of our shareholders without concern over whether the transactions may adversely impact the executive’s employment.

All equity awards granted since 2010 have provided for “double trigger” vesting acceleration in the event of a change in control, under which vesting accelerates only upon a change in control and involuntary termination without cause or resignation for good reason within one year after the change of control.

For equity awards granted in fiscal year 2022 and thereafter, executives who retire no earlier than one year after the grant date, on or after the date on which they have attained age 55 or older, and the sum of their age and consecutive years of service with the Company totals 65 or more, shall continue to vest as if they had remained actively employed.

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section of this proxy statement.

Retirement Plans

The Company offers a non-qualified deferred compensation plan to encourage employees to save for their retirement. Eligible employees, which include all NEOs, may elect to contribute up to 50% of their U.S. base salary and 100% of their U.S. bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2026 to any of the NEOs.

The Company entered into a supplemental executive retirement plan (“SERP”) with Mr. Mengucci that provides certain benefits to offset the forfeiture of potential benefits from his previous employment. Mr. Mengucci is the only active employee with a SERP. The SERP provides for annual, lifetime payments of $270,000 upon the voluntary or involuntary termination of Mr. Mengucci’s employment, unless such termination is for cause (as defined in Mr. Mengucci’s employment agreement) which would result in the forfeiture of all benefits under the SERP. Upon his death, a surviving spouse will receive annual, lifetime payments of $135,000. In the event of a Change of Control, Mr. Mengucci and a spouse will receive the full benefits payable under the SERP unless Mr. Mengucci is terminated for cause or voluntarily terminates his employment other than for good reason. The Company provides no other executive a SERP and does not currently anticipate doing so in the future.

EXECUTIVE COMPENSATION

Management Stock Purchase Plan

The Company offers a Management Stock Purchase Plan (“MSPP”) to promote the long-term growth and profitability of the Company by providing executives with incentives to improve shareholder value and to contribute to the growth and financial success of the Company. The MSPP also helps executives to meet their mandated stock ownership requirements. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

The MSPP provides for equity ownership in the Company by senior officers by allowing the voluntary deferral of up to 100% of their annual incentive plan compensation into RSUs. All deferred shares are bought at a discount of up to 15%, as determined annually by the Human Resources and Compensation Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Human Resources and Compensation Committee determines.

The amount of the discount to fair market value and matching grant is determined by the Human Resources and Compensation Committee no later than December 31st of the fiscal year in which the bonus is earned. During fiscal year 2026, the Human Resources and Compensation Committee approved a 15% discount with no matching.

There were no MSPP purchases for NEOs in fiscal year 2026.

Stock Ownership Requirements

The Human Resources and Compensation Committee maintains executive stock ownership requirements for senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. The stock ownership requirements are based on a multiple of the executive’s salary as set forth below and the number of shares required to be held is determined annually based on the 90-day average stock price on July 1. The required multiple for each executive is reviewed annually by the Human Resources and Compensation Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of our shareholders.

Until an executive meets the required number of shares, they are limited with respect to the number of shares they are allowed to sell, and are only allowed to sell one-half of the shares issued with respect to vested RSUs and PRSUs that remain after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting); the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement.

Based on these requirements, the required multiple of each executive’s base salary as of July 1, 2026 is provided in the table below. The Human Resources and Compensation Committee believes these salary multiples are robust and above comparable peer levels.

Name	Multiple of Salary
John S. Mengucci	8x
Jeffrey D. MacLauchlan	7x
DeEtte Gray	5x
J. William Koegel, Jr.	5x
David A. Young	5x

Stockholdings are measured annually as of July 1st to determine compliance with the requirements, which are based upon the prior year’s level plus one-half of all vested restricted stock and/or restricted stock units after taxes are

EXECUTIVE COMPENSATION

withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock, restricted stock units and performance restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

To encourage compliance, once an executive reaches full compliance, they must maintain compliance or they will be required to participate in the MSPP with 100% of the annual portion of his or her annual incentive plan compensation being applied to acquire RSUs until such time that he or she meets the required holding level.

All NEOs were in compliance with their respective stock ownership requirements as of July 1, 2026.

The Company does require pre-approval of any transaction related to the Company’s securities by the Company’s executive officers and directors.

Insider Trading Policy

The Company has a Securities Trading Policy, which governs the purchase, sale and other dispositions of its securities by directors, officers and employees and affiliates of the Company, as well as their immediate family members and other persons living in their households. The Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to the Company.

The Securities Trading Policy prohibits covered persons from directly or indirectly purchasing or selling the Company's securities while in possession of material non-public information concerning the Company, except in the limited circumstances described in the policy. Additionally, the Company’s personnel are prohibited from engaging in hedging transactions with respect to the Company’s securities of the Company. The Securities Trading Policy requires pre-approval of any transaction related to the Company’s securities by the Company’s executive officers and directors. A copy of our insider trading policy was filed as Exhibit 19.1 to our annual report on Form 10-K.

Compensation Clawback Policy

The Company maintains a formal “clawback” policy in accordance with Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual (Clawback Policy). The Clawback Policy provides for the recoupment of incentive-based compensation from covered executive officers in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws, without regard to any misconduct on the part of the executive and subject to certain limited exceptions. The Clawback Policy applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after October 20, 2023.

We also maintain a clawback policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy was adopted in fiscal year 2010 and covers incentive awards to “officers” (as defined in Section 16 of the Exchange Act). Under the policy, in the event of a restatement of previously reported financial results, the Human Resources and Compensation Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results.

Impact of Regulatory Requirements

The Human Resources and Compensation Committee seeks regular updates on changes in regulations affecting compensation and how they impact executive compensation. The Human Resources and Compensation Committee considers applicable regulatory requirements when making compensation decisions and seeks to ensure that Company compensation plans continue to meet such requirements.

EXECUTIVE COMPENSATION

Risk Assessment

The Company performs an annual assessment of the Company’s overall compensation risk profile. The Human Resources and Compensation Committee also engages Mercer to review the risk assessment of the Company’s executive and non-executive compensation programs.

As a part of this risk assessment, the Company has made the following findings about its compensation programs:

•the Board and the Human Resources and Compensation Committee exercise close oversight over the performance measures utilized by the cash incentive plans and the long-term incentive plans, which in combination serve to balance short-term and long-term performance requirements and enhance shareholder value;

•the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company;

•the balance of total compensation is more heavily weighted to long-term incentives, and increasing Free Cash Flow and stock price over the long-term provides the maximum incentive value; and

•the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation. For example, the Board must approve all leases of $10 million or more, as well as all acquisitions and divestitures of $25 million or more.

Based on these analyses, the Human Resources and Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk-taking.

Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2026. Based upon such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2026 be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.
RESPECTFULLY SUBMITTED BY THE HUMAN RESOURCES & COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Philip O. Nolan
Michael Gilday
David F. Keffer
Debora A. Plunkett
Stanton D. Sloane
Charles L. Szews

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of the NEOs for the fiscal years 2026, 2025, and 2024. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid executive officers, including amounts deferred at an executive officer’s election.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2)(3)(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
John S. Mengucci President and Chief Executive Officer	2026	1,387,242	13,000,063	3,484,962	146,223	655,946	18,674,436
	2025	1,324,399	12,000,385	2,634,431	175,432	610,481	16,745,127
	2024	1,279,167	10,500,017	2,837,250	2,260	437,982	15,056,675
Jeffrey D. MacLauchlan Executive Vice President, Chief Financial Officer and Treasurer	2026	768,282	2,000,366	1,047,165	—	84,713	3,900,526
	2025	718,782	2,000,233	956,816	—	88,690	3,764,521
	2024	682,083	2,000,048	996,675	—	48,720	3,727,527
DeEtte Gray President of U.S. Operations	2026	736,523	3,300,368	1,178,689	—	72,649	5,288,229
	2025	710,706	2,000,233	1,143,985	—	64,841	3,919,764
	2024	683,371	2,000,048	1,341,999	—	78,891	4,104,308
J. William Koegel, Jr. Executive Vice President, General Counsel and Secretary	2026	627,131	1,000,441	790,721	—	109,511	2,527,803
	2025	604,170	1,000,116	656,817	—	98,638	2,359,741
	2024	584,132	1,000,181	769,986	—	76,670	2,430,969
David A. Young Executive Vice President, Chief Operating Officer	2026	30,833	2,000,355	—	—	—	2,031,188

(1)Amounts reported in the Salary column represent actual base salary earned in fiscal years 2026, 2025, or 2024.
(2)The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each performance-restricted stock unit or restricted stock unit granted during such year, as computed in accordance with ASC 718. See Note 15 of the Company’s audited financial statements for the fiscal year ended June 30, 2026, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 5, 2026. The PRSUs granted are based on the following performance conditions:

(a) half of the fiscal year 2024 grants are PRSUs based on the Company’s earnings performance during the three-year period ending June 30, 2026, if we achieve maximum performance conditions for this grant, then two times the number of PRSUs granted will vest;

(b) half of the fiscal year 2025 grants are PRSUs based on the Company’s earnings performance during the three-year period ending June 30, 2027, if we achieve maximum performance conditions for this grant, then two times the number of PRSUs granted will vest;

(c) half of the fiscal year 2026 grants are PRSUs based on the Company’s free cash flow performance during the three-year period ending June 30, 2028, if we achieve maximum performance conditions for this grant, then two times the number of PRSUs granted will vest.

(3) On October 1, 2025, Ms. Gray received a grant of $2,300,000 as a part of her compensation package as the President, U.S. Operations. On June 30, 2026, Ms. Gray’s role as President, U.S. Operations ceased and she transitioned to the role of Strategic Advisor to the Company. As part of her compensation package for that role, she received a grant of $1,000,000 on June 30, 2026.
(4)    On June 22, 2026, Dr. Young received a grant of $2,000,000 in restricted stock units that will vest in three equal annual installments beginning on the first anniversary of his employment.
(5) Amounts reported in the Non-Equity Incentive Plan Compensation column represent performance-based incentive compensation earned in fiscal years 2026,2025, and 2024.
(6) Represents the aggregate change in the actuarial present value of Mr. Mengucci’s accumulated benefit under his Supplemental Executive Retirement Plan. For more information, see “Compensation Discussion and Analysis – Retirement Plans.”

COMPENSATION TABLES
(7) The table below describes the elements included in All Other Compensation for fiscal year 2026:

Name	Non-Qualified Deferred Compensation Contribution(a) ($)	Vacation Sold Back to Company(b) ($)	Long-Term Care Premiums(c) ($)	401(k) Match(d) ($)	Perquisites(e) ($)	Other ($)
Mr. Mengucci	182,905	170,188	11,697	13,350	277,806	—
Mr. MacLauchlan	—	15,032	—	10,920	58,761	—
Ms. Gray	—	27,768	—	10,026	34,854	—
Mr. Koegel	45,992	11,280	—	5,430	46,809	—
Dr. Young	—	—	—	—	—	—
(a)Represents the Company’s contribution, net of forfeitures of 5% on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually.
(b)Represents cash-out of vacation accrual balance.
(c)Represents premiums paid by the Company for a long-term care insurance policy.
(d)50% Company match of the first 8% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match).
(e)For Mr. Mengucci includes personal security driver of $203,092, automobile expenses of $35,654, executive physical $3,597,tax and investment services of $14,204, and spousal airfare of $21,259. As discussed in “Benefits and Executive Perquisites” the Company provides the CEO with certain travel security protection due to the nature of our business and security threat information. The amounts reflected in the “All Other Compensation” column include expenses for certain travel security that we treat as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks associated with their positions with the Company. For fiscal year 2026, the values shown include personal use of a vehicle and driver used for security purposes for Mr. Mengucci. The aggregate incremental cost for personal security is calculated based on actual billings for services and fees charged directly to the Company by third party firms providing security personnel; these costs are inclusive of a monthly fixed fee for all services, and, as incurred, any additional fees based on daily rates and other expenses. No security personnel under this provision are employees of the Company. To calculate the aggregate incremental cost of Mr. Mengucci’s personal use of the personal security driver and vehicle, we allocated a portion of the actual cost paid to the third-party firms to personal use based on mileage driven for personal use, and actual security costs and fees incurred for any other personal usage of the security services. For any periods where data was not currently available, we based the personal usage allocation on the data currently in our possession.
For Mr. MacLauchlan includes automobile expenses of $22,553 and tax and investment services of $36,207.
For Ms. Gray includes automobile expenses of $11,104, executive physical $3,750 and tax and investment services of $20,000.
For Mr. Koegel includes automobile expenses of $36,210 and tax and investment services of $10,599.

COMPENSATION TABLES
Grants of Plan-Based Awards for Fiscal Year 2026

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold(3) (#)	Target (#)	Maximum (#)
Mr. Mengucci
Bonus	N/A	1,240,200	2,480,400	4,960,800	—	—	—	—	—
PRSUs	10/1/2025	—	—	—	6,309	12,618	25,236	—	6,500,289
RSUs	10/1/2025	—	—	—	—	—	—	12,617	6,499,774
Mr. MacLauchlan
Bonus	N/A	372,657	745,313	1,490,626	—	—	—	—	—
PRSUs	10/1/2025	—	—	—	971	1,942	3,884	—	1,000,441
RSUs	10/1/2025	—	—	—	—	—	—	1,941	999,926
Ms. Gray
Bonus	N/A	460,102	920,204	1,840,407	—	—	—	—	—
PRSUs	10/1/2025	—	—	—	1,117	2,233	4,466	—	1,150,352
RSUs	10/1/2025	—	—	—	—	—	—	2,232	1,149,837
RSUs	6/30/2026	—	—	—	—	—	—	2,159	1,000,178
Mr. Koegel
Bonus	N/A	281,395	562,791	1,125,582	—	—	—	—	—
PRSUs	10/1/2025	—	—	—	486	971	1,942	—	500,220
RSUs	10/1/2025	—	—	—	—	—	—	971	500,220
Dr. Young
Bonus	N/A	—	—	—	—	—	—	—	—
PRSUs	N/A	—	—	—	—	—	—	—	—
RSUs	6/22/2026	—	—	—	—	—	—	4,448	2,000,355
(1)These amounts represent potential payouts under the 2026 annual incentive plan.
(2)These amounts represent PRSU grants to NEOs in fiscal year 2026.
(3)The PRSUs require threshold performance of 90% of three-year target cumulative Free Cash Flow, at which 50% of PRSUs vest. If 110% of three-year target cumulative Free Cash Flow is attained, 200% of PRSUs will vest.
(4)Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2026, determined pursuant to ASC 718.

COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mr. Mengucci	10/1/2023	5,575(2)	2,582,675	—	—
	10/1/2023	16,724(3)	7,747,560	—	—
	10/1/2024	7,912(4)	3,665,313	—	—
	10/1/2024	—	—	11,867(5)	5,497,506
	10/1/2025	12,617(6)	5,844,951	—	—
	10/1/2025	—	—	12,618(7)	5,845,415
Mr. MacLauchlan	10/1/2023	1,062(2)	491,982	—	—
	10/1/2023	3,186(3)	1,475,946	—	—
	10/1/2024	1,319(4)	611,040	—	—
	10/1/2024	—	—	1,978(5)	916,328
	10/1/2025	1,941(6)	899,188	—	—
	10/1/2025	—	—	1,942(7)	899,651
Ms. Gray	10/1/2023	2,062(2)	955,242	—	—
	10/1/2023	3,186(3)	1,475,946	—	—
	10/1/2024	1,319(4)	611,039	—	—
	10/1/2024	—	—	1,978(5)	916,328
	10/1/2025	2,232(6)	1,033,996	—	—
	10/1/2025	—	—	2,233(7)	1,034,460
	6/30/2026	2,159(8)	1,000,178	—	—
Mr. Koegel	10/1/2023	532(2)	246,454	—	—
	10/1/2023	1,593(3)	737,973	—	—
	10/1/2024	660(4)	305,751	—	—
	10/1/2024	—	—	989(5)	458,164
	10/1/2025	971(6)	449,825	—	—
	10/1/2025	—	—	971(7)	449,825
Dr. Young	6/22/2026	4,448(9)	2,060,580	—	—

(1)     Based on the $463.26 closing price of the Company's stock on June 30, 2026.
(2)    Stock awards granted on October 1, 2023, that vest in equal increments on October 1, 2024, October 1, 2025 and October 1, 2026.
(3)    Stock awards granted on October 1, 2023, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative EBITDA for the three fiscal years ending on June 30, 2026.
(4)    Stock awards granted on October 1, 2024, that vest in equal increments on October 1, 2025, October 1, 2026 and October 1, 2027.
(5)    Stock awards granted on October 1, 2024, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative free cash flow for the three fiscal years ending on June 30, 2027.
(6)    Stock awards granted on October 1, 2025, that vest in equal increments on October 1, 2026, October 1, 2027 and October 1, 2028.
(7)    Stock awards granted on October 1, 2025, that contain performance conditions whereby the number of units vesting depend upon the Company's cumulative free cash flow for the three fiscal years ending on June 30, 2028.
(8)    Stock awards granted on June 30, 2026, that vest in equal increments on June 30, 2027, June 30, 2028 and June 30, 2029.
(9)    Stock awards granted on June 22, 2026, that vest in equal increments on June 22, 2027, June 22, 2028 and June 22, 2029.

COMPENSATION TABLES

Option Exercises and Stock Vested for Fiscal Year 2026

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mr. Mengucci	33,519	17,267,648
Mr. MacLauchlan	9,507	5,188,313
Ms. Gray	17,371	8,963,522
Mr. Koegel	4,442	2,288,341
Dr. Young	—	—
(1)These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Mr. Mengucci	Supplemental Executive Retirement Plan	>5	3,565,710	—
Mr. MacLauchlan	N/A	N/A	N/A	N/A
Ms. Gray	N/A	N/A	N/A	N/A
Mr. Koegel	N/A	N/A	N/A	N/A
Dr. Young	N/A	N/A	N/A	N/A
(1)Mr. Mengucci is credited with more than five years of service under the plan. Mr. Mengucci’s actual years of service with the Company is greater than ten years.
(2)Mr. Mengucci’s SERP provides an annual payment of $95,000 each year until the later of his death and his spouse’s death if he terminates employment for a reason other than involuntarily for cause on or after age 60. It also provides an annual payment of $175,000 each year until Mr. Mengucci’s death. If Mr. Mengucci’s spouse survives him, she shall receive $47,500 and $87,500 respectively, per year beginning the year following his death and continuing until her death, in the event he terminates employment for a reason other than involuntarily for cause on or after age 60. In the event of a Change of Control, if Mr. Mengucci’s employment is involuntarily terminated for a reason other than for cause or if he voluntarily terminates employment for good reason, Mr. Mengucci and his spouse will receive the full benefits payable under the SERP. If Mr. Mengucci is terminated involuntarily for cause, all benefits of the SERP are forfeited. No payments shall be made to any person, trust or entity under this plan after the death of Mr. Mengucci and his spouse.

Non-Qualified Deferred Compensation for Fiscal Year 2026

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(4) ($)
Mr. Mengucci	263,443	182,905	132,480	—	4,392,307
Mr. MacLauchlan	—	—	—	—	—
Ms. Gray	—	—	85,123	—	2,588,220
Mr. Koegel	192,592	45,992	58,323	—	1,876,676
Dr. Young	—	—	—	—	—
(1)Executive contributions are included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
(2)Company contributions are included in the All Other Compensation column of the Summary Compensation Table.

COMPENSATION TABLES
(3)There were no above-market or preferential earnings on deferred compensation in fiscal year 2026; accordingly, no portion of the amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.
(4)Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary, Bonus and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported as executive and Company contributions were as follows: Mr. Mengucci, $1,861,845 and $1,591,399; (ii) Ms. Gray, $916,559 and $436,468; and (iii) Mr. Koegel, $817,350 and $261,730.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the ratio of the annual total compensation of our President and Chief Executive Officer (CEO) during fiscal year 2026 (Mr. Mengucci) to the annual total compensation of our median employee was computed to be 150 to 1 for fiscal year 2026, based on the methodology described below.

As of June 30, 2026, our total active employee population consisted of approximately 27,000 individuals, including our CEO. We compared the annual salary of all active employees, with the exception of Mr. Mengucci, as reflected in our human resources systems of record; as part of this process, we annualized compensation for any employees who were employed for less than the full fiscal year, but we did not annualize the compensation for employees in temporary or seasonal positions. This measure was consistently applied to all individuals in the measured employee population and yielded our “approximate median employee.”

For the approximate median employee, we then calculated their annual total compensation for fiscal year 2026 using the same methodology we used for purposes of determining the annual total compensation of our CEO in the Summary Compensation Table. This yielded compensation for the approximate median employee of $124,903.

The annual total compensation of Mr. Mengucci, as reported in the Summary Compensation Table above, was $18,674,436. The ratio of the annual total compensation of Mr. Mengucci to the compensation for the approximate median employee was then computed, yielding the final result of 150 to 1. We believe this is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We note that, in determining the employees from which the median employee is identified, SEC rules permit companies to use statistical sampling, reasonable estimates and other reasonable methods. As a result, the pay ratios reported by other companies may have been calculated using methodologies, exclusions and estimates that differ from the ones we used to calculate our pay ratio. Accordingly, our pay ratio may not be directly comparable to the pay ratios of other companies.

Pay Versus Performance

The following table provides five years of the Company’s compensation and performance history prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by our executive officers or how the Human Resources and Compensation Committee evaluates compensation decisions in light of company or individual performance. For information on how our Human Resources and Compensation Committee aligns pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis beginning on page 26.

The Summary Compensation Table on page 43 shows the salary, annual incentive, and accounting fair value of equity awards granted in the year shown (at the time the grant was made). The Compensation Actually Paid (CAP) table shows the value of the FY26 equity grant at year-end, plus the year-over-year change in the fair value of multiple years of historical equity grants. Because CAP includes multiple years of grants, the calculation of CAP each year is heavily impacted by the change in the stock price, and therefore, may be higher or lower than the SCT compensation values.

COMPENSATION TABLES

Fiscal Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3)(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($M)	Revenue(6) ($M)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)
2026	18,674,436	34,412,304	3,436,937	6,076,411	181.59	140.63	535.8	9,567.8
2025	16,745,127	20,775,755	3,603,836	3,868,019	186.85	165.40	499.8	8,627.8
2024	15,056,676	23,809,039	3,287,462	5,257,933	168.60	112.31	419.9	7,659.8
2023	10,524,801	15,532,126	2,674,283	4,222,816	133.60	93.28	384.7	6,702.5
2022	8,363,317	10,873,550	3,771,845	4,233,452	110.45	90.43	366.8	6,202.9
(1)Mr. Mengucci is included as the Principal Executive Officer (PEO), CEO, for fiscal years 2026, 2025, 2024, 2023 and 2022.
(2)The dollar amounts reported in the "Compensation Actually Paid to PEO" and "Compensation Actually Paid to Non-PEO NEOs" reflect "Total Compensation" as set forth in the Summary Compensation Table for each year, adjusted as follows, and with calculations shown in the tables below. Equity values are determined in accordance with FASB ASC Topic 718. The fair values for outstanding and unvested equity awards made in fiscal years 2019, 2020, and 2021 were estimated using Monte Carlo simulation model factors as disclosed in the company’s Form 10-K for each fiscal year:
•minus the Annual Stock Award
•minus the Change in Pension Value
•plus the Pension Service Cost
•plus Equity Value, which is calculated as:
a.the fair value of outstanding and unvested equity awards at the end of each fiscal year
b.plus/(less) the change in fair value as of fiscal year-end for unvested awards
c.plus the fair value as of vesting for awards granted and vested during the year
d.plus/(less) the annual change in value as of vesting for prior year's awards
e.less prior year-end fair value for any equity awards forfeited during the year

Fiscal Year	Summary Compensation Table Total for PEO ($)	Annual Stock Award ($)	Change in Pension Value ($)	Pension Service Cost ($)	Equity Value ($)	Compensation Actually Paid ($)
PEO
2026	18,674,436	(13,000,063)	(146,223)	—	28,884,154	34,412,304
2025	16,745,127	(12,000,385)	(175,432)	—	16,206,446	20,775,755
2024	15,056,676	(10,500,017)	(2,260)	—	19,254,641	23,809,039
2023	10,524,801	(6,700,105)	(640,202)	440,406	11,907,226	15,532,126
2022	8,363,317	(5,500,180)	(380,561)	1,093,724	7,297,250	10,873,550
Average of Non-PEO NEOs
2026	3,436,937	(2,075,382)	—	—	4,714,857	6,076,411
2025	3,603,836	(1,053,206)	—	—	1,317,389	3,868,019
2024	3,287,462	(1,625,137)	—	—	3,595,608	5,257,933
2023	2,674,283	(1,210,119)	—	—	2,758,652	4,222,816
2022	3,771,845	(2,525,230)	—	—	2,986,838	4,233,452

The amounts deducted or added in calculating the Equity Values are included in the table below. In 2026, 2025, 2024, 2023 and 2022, the fair value of the grants awarded in the respective years increased at the end of the year due to the growth in stock price, which is a key driver of CAP year-over-year.

	Fair Value of Current Year Equity Awards at Fiscal Year End ($)	Change in Fair Value as of Fiscal Year End for Unvested Awards ($)	Fair Value of Awards at Vesting Granted During Year ($)	Change in Value of Awards as of Vesting of Prior Year Awards ($)	Value of Forfeited Awards ($)	Value of Dividends ($)	Total Equity Value Included in CAP ($)
PEO
2026	11,690,366	7,182,032	—	10,011,756	—	—	28,884,154
2025	11,313,998	2,094,905	—	2,797,543	—	—	16,206,446
2024	14,386,558	5,063,956	—	-195,873	—	—	19,254,641
2023	8,747,659	3,533,633	—	(374,066)	—	—	11,907,226
2022	5,845,808	1,159,531	—	291,912	—	—	7,297,250
Average of Non-PEO NEOs

COMPENSATION TABLES

2026	1,956,926	859,083	—	1,898,847	—	—	4,714,857
2025	992,966	372,066	—	559,872	(607,516)	—	1,317,389
2024	2,226,675	1,362,941	—	5,992	—	—	3,595,608
2023	1,884,675	857,722	—	(99,774)	—	—	2,758,652
2022	2,598,364	344,102	—	44,372	—	—	2,986,838

(3)     Messrs. MacLauchlan, Koegel, Ms. Gray and Dr. Young are included in the non-PEO NEO averages for 2026. Messrs. MacLauchlan, Probert, Koegel and Mmes. Gray and Weir are included in the non-PEO NEO averages for 2025. Messrs. MacLauchlan, Probert, Koegel, and Ms. Gray are included in the non-PEO NEO averages for 2024. Messrs. MacLauchlan, Probert, Koegel, Mutryn and Ms. Gray are included in the non-PEO NEO averages for 2023. Messrs. Mutryn, Probert, Koegel and Ms. Gray are included in the non-PEO NEO averages for 2022.
(4)    The 2025 average compensation figures for the Non-PEO NEOs have been recalculated to correct an administrative error in our prior year's proxy statement, which inadvertently excluded the compensation of Mr. Probert, a former NEO, from the average. This correction increased the previously reported 2025 Average Summary Compensation Table Total and the Average Compensation Actually Paid by $1,381,188. The 2025 adjustments in the CAP reconciliation table below have also been updated to reflect his inclusion.
(5)    Peer Group is Dow Jones US Computer Services Index Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company's share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company's share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is July 1.
(6)    SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not total shareholder return or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We selected Revenue as this measure for 2026 and 2025 as reflected in column (i) in the first table above. This performance measure may not have been the most important financial performance measure for years 2024, 2023 and 2022 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

COMPENSATION TABLES
Relationship Between Pay and Performance

The following chart illustrates the relationship between TSR and CAP to our PEO and the average CAP to our other NEOs over the five-year period from 2022 through 2026:

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Cumulative TSR (value of initial $100 investment)
$200
$175
$150
$125
$100
$75
$50
$25
$0
2021
2022
2023
2024
2025
2026
PEO
Average for Non-PEO NEOs
CACI
Peer Group

COMPENSATION TABLES

The following chart illustrates the relationship between CACI Revenue and CAP to our PEO and the average CAP to our other NEOs over the five-year period from 2022 through 2026:

Compensation Actually Paid vs Revenue
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$10,000
$8,750
$7,500
$6,250
$5,000
$3,750
$2,500
$1,250
$0
Revenue (millions)
2022
2023
2024
2025
2026
PEO
Average for Non-PEO NEOs
Revenue

COMPENSATION TABLES
The following chart illustrates the relationship between CACI Net Income and CAP to our PEO and the average CAP to our other NEOs over the five-year period from 2022 through 2026:

Compensation Actually Paid vs Net Income
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Compensation Actually Paid
$600
$525
$450
$375
$300
$225
$150
$75
$0
Net Income (millions)
2022
2023
2024
2025
2026
PEO
Average for Non-PEO NEOs
Net Income

Most Important Performance Measures
The table below provides the five most important measures used by the Company to link CAP to our PEO and Non-PEO NEOs in 2026. The measures in this table are not ranked:

CACI Revenue	U.S. Operations Revenue	U.S. Operations Collections
CACI EBITDA	U.S. Operations Margin % and Dollars	3-Year Cumulative Free Cash Flow[1]
(1) Used as performance metric for PRSUs granted FY2026.

Severance Agreements
Messrs. Mengucci, MacLauchlan, and Koegel have severance agreements with terms of one year with automatic one-year extensions thereafter, unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to them. In the event the Company provides such notice to them, agreements expire by their terms at the end of the full-term year that begins on the next July 1st following the date such notice is received by the executive officer.

Per the terms of the agreements, employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

COMPENSATION TABLES
In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. Further, for unvested stock grants made prior to fiscal year 2022, the terms of the grant agreements entitle the recipient to receive a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment. For unvested stock grants made in fiscal year 2022 and thereafter, the terms of the grant agreements entitle the recipient to receive continued vesting of the unvested stock upon termination without cause no earlier than one year following the grant date, subject to the executive’s continued compliance with noncompetition and nonsolicitation covenants.

In the event of a termination without cause or resignation for “good reason” within one year of the effective date (or within six months prior to the effective date for Messrs. Mengucci and MacLauchlan) of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination. Further, the terms of the grant agreements entitle the recipient to receive their unvested stock. In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

The table below delineates the benefits upon separation for Messrs. Mengucci, MacLauchlan, and Koegel under the scenarios as described above:

	Mengucci	MacLauchlan	Koegel
Salary Multiple: Termination for Good Reason or Involuntary Termination Without Cause	2x	1x	1x
Salary Multiple: Upon Change in Control and Termination for Good Reason or Involuntary Termination Without Cause	2x	2x	2x
Bonus Multiple: Upon Change in Control and Termination for Good Reason or Involuntary Termination Without Cause (average annual payment for last five years)	2x	1.5x	1x

The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

In the event of a termination of employment, Dr. Young will receive severance in accordance with the Company’s policies, which provides for six months’ salary upon involuntary separation without cause.

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

COMPENSATION TABLES
Potential Payments on Termination or Change in Control

The table below reflects the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement not in connection with a change in control, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2026, and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company. Ms. Gray is not included in the following table due to her transition to Strategic Advisor on June 30, 2026. The Company did not provide severance or change-in-control benefits or modify the terms of any outstanding awards in connection with Ms. Gray’s retirement. For a description of Ms. Gray’s compensation during the fiscal year and her transition, please see the "Compensation Discussion and Analysis" section on page 26.

Name	Total Cash Severance(1) ($)	Value of Continuation of Benefits(2) ($)	Value of Employee Non-qualified Retirement Contributions(3) ($)	Value of Company Non-qualified Retirement Contributions(4) ($)	Value of Supplemental Retirement Benefits(5) ($)	Value of Unvested Equity Awards(6) ($)	Value of 280G Excise Tax Partial Protection ($)	Total ($)
Separation Payment in event of Termination without “Good Reason” or Retirement not in connection with a Change in Control
Mr. Mengucci	—	—	2,682,663	1,711,115	3,565,710	19,493,054	N/A	27,452,541
Mr. MacLauchlan	—	—	—	—	—	3,495,297	N/A	3,495,297
Mr. Koegel	—	—	1,132,459	451,175	—	1,799,066	N/A	3,680,373
Dr. Young	—	—	—	—	—	—	—	—
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company not in connection with a Change in Control
Mr. Mengucci	7,278,693	19,761	2,682,663	1,711,115	3,565,710	19,493,054	N/A	34,750,995
Mr. MacLauchlan	2,027,665	16,546	—	—	—	3,495,297	N/A	5,539,508
Mr. Koegel	1,826,654	24,926	1,381,140	497,167	—	1,799,066	N/A	5,531,953
Dr. Young	370,000	—	—	—	—	—	N/A	370,000
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company following a Change in Control(7)(8)
Mr. Mengucci	13,479,693	19,761	2,682,663	1,711,115	3,565,710	31,183,420	N/A	52,642,361
Mr. MacLauchlan	3,796,885	16,546	—	—	—	5,294,135	N/A	9,107,567
Mr. Koegel	3,263,332	24,926	1,384,140	497,167	—	2,724,817	N/A	7,894,382
Dr. Young	370,000	—	—	—	—	2,060,580	N/A	2,430,580
(1)For the Separation Payment following a Change in Control, includes incentive plan amounts earned but not yet paid for fiscal year 2026 for all NEOs.
(2)Assumes that Messrs. Mengucci, MacLauchlan, and Koegel are entitled to receive continuation of health benefits following the date of separation for reasons other than voluntary termination or retirement. For Messrs. Mengucci, MacLauchlan, and Koegel, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.
(3)Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.
(4)Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination. In the event of termination for “Good Reason” or without cause within one year after the effective date of a Change in Control, all unvested Company contributions would vest.
(5)Represents the present value of benefits accrued by Mr. Mengucci through June 30, 2026 under his SERP. The accrued benefit would be paid over his expected remaining lifespan.
(6)Based on the number of RSUs that would vest and the terms of RSU grants as described in the “Severance and Change in Control Benefits” section, multiplied by the closing price per share of the Company’s common stock as of June 30, 2026. For the performance based grants made in 2023, 2024, and 2025, the number of RSUs for which the measurement periods were not complete would be paid at target upon a change in control.
(7)Assumes that termination of employment occurred for "good reason" within six (6) months before or twenty-four (24) months after a Change in Control

COMPENSATION TABLES
(8)For Messrs. Mengucci, MacLauchlan, and Koegel, assumes that the executive officer resigned for “good reason” or was terminated without cause within one year after a change in control. Dr. Young would be entitled to the cash severance only upon termination without cause by the Company.

DIRECTOR COMPENSATION

Summary

The Compensation Committee evaluates the compensation and form of compensation for non-employee directors annually. As a part of this process, the Compensation Committee reviews general market data for director compensation as well as director compensation data from the Company’s peer group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. The Compensation Committee also considers input from its third-party compensation consultant retained by the Compensation Committee, regarding market practices for director compensation. The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. As a result, non-employee director compensation generally approximates the market median and is periodically adjusted to maintain alignment with market practices. The Compensation Committee intends to continue to conduct director compensation reviews annually.

During fiscal year 2026, each non-employee director received an annual equity retainer and cash retainer based on their chair and committee appointments as outlined in the table below. In addition to the annual retainers, each non-employee director received a fee of $2,000 for in-person special board meetings, $500 for telephonic special board meetings, $1,500 for in-person special committee meetings and $500 for telephonic special committee meetings:

Equity Compensation	Annual Retainer
Board(1)	$175,000
Chair of the Board(2)	$255,000

Cash Compensation (Chairs)	Annual Retainer
Chair of the Board	$220,000
Audit and Risk	$25,000
Human Resources and Compensation	$20,000
Corporate Governance and Nominating	$20,000
Special Programs	$20,000
Executive(3)	N/A

Cash Compensation (Members)	Annual Retainer
Board	$105,000
Audit and Risk	$15,000
Human Resources and Compensation	$10,000
Corporate Governance and Nominating	$10,000
Special Programs	$10,000
Executive(3)	N/A
(1)Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Shareholders at which time such election occurs, based on the closing price per share of the Company’s common stock on that date. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent of their annual cash retainer, with such election to be made prior to the commencement of the effective calendar year. The number of RSUs is based on the fair market value of the stock on the date of issuance.
(2)The amount listed reflects the total annual retainer for the Chair of the Board. The Chair of the Board receives the annual retainer half in cash and half in stock.
(3)Members of the Executive Committee are compensated $1,500 on a per meeting basis.

DIRECTOR COMPENSATION

The annual retainer for the Chair of the Board is paid on a quarterly basis, half in cash and half in stock. The number of shares issued is based on the closing price per share of the Company’s stock on the first day of the fiscal quarter when such amounts are payable.

Mr. Mengucci received no separate compensation for his service as director, except that he was eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings were conducted at offsite locations.

The following table summarizes the compensation information for each of our non-employee directors for fiscal year 2026.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Lisa S. Disbrow	144,224	365,245	—	509,469
Susan M. Gordon	143,000	175,162	—	318,162
Ryan D. McCarthy	142,000	175,162	—	317,162
Scott C. Morrison	144,000	175,162	—	319,162
Philip O. Nolan	149,500	175,162	—	324,662
Debora A. Plunkett	151,500	175,162	—	326,662
Stanton D. Sloane	132,000	175,162	—	307,162
Charles L. Szews	135,000	175,162	—	310,162
Michael Gilday	36,943	—	—	36,943
David F. Keffer	39,385	—	—	39,385
(1)    The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2026 under the terms of the Company's 2016 Stock Incentive Plan and 2025 Incentive Compensation Plan. The grant date fair value per share is the closing price for the Company's stock on the October 16, 2025, grant date ($518.23). For fiscal year 2026, the Company awarded 492 RSUs to Chairwoman Disbrow with a grant date fair value of $254,969. Chairwoman Disbrow also received half of her cash retainer in the form of unrestricted shares and was awarded 60 shares on July 31, 2025 ($460.57); 53 shares on October 16, 2025; ($518.23); 44 shares on January 15, 2026 ($627.50) and 52 shares on April 16, 2026 ($530.10) each with a grant date fair value of approximately $27,500. Directors Gordon, McCarthy, Morrison, Nolan, Plunkett, Sloane and Szews each received 338 shares with a grant date fair value of $175,162. The outstanding number of RSUs awarded to each director as of June 30, 2026 was as follows: Chairwoman Disbrow 246; Director Gordon 170; Director McCarthy 170; Director Morrison 170; Director Nolan 170; Director Plunkett 170; Director Sloane 170; Director Szews 170.

Director Stock Ownership Guidelines

The Committee has also adopted stock ownership requirements for non-employee directors to better align their interests with those of shareholders. The requirement is based on five times the value of their base Annual Retainer , converted annually on December 1st to a whole number of shares based on the 90-day average price of CACI stock. Until the Director holds the required number of shares, the director is limited with respect to the number of share the director is allowed to sell, and is only allowed to sell one-half of the shares issued with respect to vested RSUs for the purpose of covering the tax burden caused by the vesting; the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. The penalty for non-compliance is that the Director is required to participate in the DSPP, with 100 percent of the director’s earned Annual Retainer and committee fees being applied to the acquisition of CACI stock, until such time as the director meets the required holding level.

DIRECTOR COMPENSATION

Stockholdings are measured annually as of December 1st to determine compliance with the stock ownership guidelines. For the compliance checkpoint on December 1, 2025, all non-employee directors were in compliance with their applicable holding requirements or interim holding requirements. The required ownership level will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the non-employee directors with those of the Company’s shareholders. All non-employee directors were in compliance with their respective stock ownership requirements as of the December 1, 2025 checkpoint.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information as of June 30, 2026 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders(1)	267,162(2)	—(3)	1,283,328(4)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	267,162	—	1,283,328
(1)The equity compensation plans approved by the stockholders of the Company are the 2025 Incentive Compensation Plan (the 2025 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP). Under the terms of the 2025 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, restricted stock units (RSUs) and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect to receive RSUs at the market price of the Company's common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market price of the Company's common stock in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company's common stock at 95 percent of the fair market value of share of common stock on the last day of the quarter.
(2)The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2026 is as follows: 2025 Plan, 266,968; the DSPP, 0; and the MSPP, 194.
(3)Represents the weighted average exercise price of the stock options and SSARs issued under the 2025 Plan that were outstanding as of June 30, 2026. As of June 30, 2026, all stock options and SSARs are fully vested and exercised. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 2006 Plan.
(4)The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2026 is as follows: 2025 Plan, 805,906; the DSPP, 69,767; the MSPP, 335,399; and the ESPP,72,256.

AUDIT INFORMATION

AUDIT INFORMATION

Principal Accountant Fees and Services

The following is a summary of the fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2026 and June 30, 2025.

	2026 ($)	2025 ($)
Audit Fees(1)	3,584,600	3,447,000
Audit-Related Fees(2)	165,000	150,000
Tax Fees(3)	990,000	1,251,000
Other Fees(4)	9,000	9,000
Total Fees	4,748,600	4,857,000
(1)Audit Fees include fees paid for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings.
(2)Audit-Related Fees consist of fees paid for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.
(3)Tax Fees are fees paid for professional services rendered for tax compliance, tax advice, and tax planning.
(4)Other fees are fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below. Pursuant to these policies and procedures, all audit services performed by the independent registered public accounting firm during fiscal year 2026 were pre-approved by the Audit Committee prior to engagement.
From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular services or type of services to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by the chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. The Pre-Approval Policy available on our website at investor.caci.com.

AUDIT INFORMATION
AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2026
In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:
1.    It has reviewed and discussed the Company’s audited financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting;
2.    It has discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
3.    It has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee regarding independence, and has discussed with the independent auditors any matters affecting their independence; and
4.    Based on the review and discussions described in subparagraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 for filing with the SEC.
RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott C. Morrison, Chair
Susan M. Gordon
David F. Keffer
Ryan D. McCarthy
Philip O. Nolan
Charles L. Szews

COMPANY PROPOSALS

Proposal 1    Election of Directors

In accordance with the Company’s By-laws and Guidelines, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten persons to serve as members of the Board until the next annual meeting of shareholders or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal:
Nominees

Lisa S. Disbrow	Scott C. Morrison
Michael Gilday	Philip O. Nolan
Susan M. Gordon	Debora A. Plunkett
David F. Keffer	Stanton D. Sloane
John S. Mengucci(1)	Charles L. Szews
(1)    Under his employment agreement, if Mr. Mengucci no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company regarding such a termination, he shall resign from the Board.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the ten nominees listed above. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

You can find more information about the leadership skills and other experiences that caused the Corporate Governance and Nominating Committee and the Board to determine that these nominees should serve as directors under “Board of Directors” on page 6 of this proxy statement. Information about our nominating procedures and other corporate governance matters can be found under “Corporate Governance” on page 17 of this proxy statement.

Required Vote

A majority of the votes properly cast for a director nominee is sufficient to elect such director (meaning the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such director nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

The election of directors is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on the election of directors without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the above-mentioned nominees.

COMPANY PROPOSALS
Proposal 2    Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 26, compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board and our Compensation Committee value the opinions of our shareholders. At the 2025 Annual Meeting of Shareholders, our shareholders approved our fiscal year 2025 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2025 Annual Meeting of Shareholders. Our shareholders approved the resolution on executive compensation with approximately 95% of the votes cast being cast in favor of our executive compensation. Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Required Vote

On this non-binding matter, a majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.

A shareholder’s advisory vote on executive compensation is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on executive compensation without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

COMPANY PROPOSALS
Proposal 3    Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm to conduct an audit of the Company’s accounts for fiscal year 2027.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of the Company’s former independent registered public accounting firm are not expected to be present at the Annual Meeting.

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Because this is a “routine matter” under NYSE rules, a beneficial owner’s nominee, such as a broker, may vote on the ratification of the Company’s independent registered public accounting firm without instruction from their beneficial owners. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal. If the shareholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

CACI Recommendation

The Board recommends that shareholders vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2027.

ANNUAL MEETING INFORMATION

Meeting Information

How do I attend the Annual Meeting?

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CACI2026. To participate in the Annual Meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials. The Annual Meeting will begin promptly at 9:30 a.m. Eastern Time on October 15, 2026. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:15 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting. You may submit a question at any time during the meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote online at the Annual Meeting.

What are the matters to be considered at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider the following proposals:

Proposal		Board Recommendation
1	Elect the 10 nominees named in the proxy statement to the Company’s Board of Directors	FOR each nominee
2	Approve on a non-binding, advisory basis the compensation of our named executive officers	FOR
3	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2027	FOR

What other matters are being presented at the Annual Meeting?

We are not aware of any other business to be presented at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

How many shares represent a quorum for the Annual Meeting?

The presence by means of remote communication or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Voting Instructions

Who is entitled to vote at the Annual Meeting?

All shareholders of record as of the close of business on August 21, 2026 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the Record Date, there were 22,099,597 shares of common stock outstanding.

ANNUAL MEETING INFORMATION
How do I vote?

Shareholders of record can vote at the Annual Meeting by attending the virtual meeting using the control number located on your proxy card or the instructions that accompanied your proxy materials and submitting an electronic ballot. Beneficial owners must obtain a legal proxy from the organization that holds their shares prior to voting at the Annual Meeting.

Via the Internet. You may submit a proxy or voting instructions over the Internet by going to www.proxyvote.com.

By Telephone. You may submit a proxy or voting instructions by telephone by calling 1-800-690-6903 and following the instructions.

By Mail. If you received your proxy materials by mail, you may vote by proxy by filling out the proxy card or voting instruction form and sending it back in the envelope provided.

Note that shares represented by properly signed and returned proxies will be voted in accordance with their instructions. In the absence of any instructions, properly signed and returned proxies will be voted in accordance with management’s recommendations.

How can I revoke a proxy or change my vote?

If you are a holder of record and wish to revoke your proxy instructions or change your vote you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:
•submitting a new proxy or voting instructions with a later date;
•providing a written notice of revocation to the Company’s Secretary, if you are a registered shareholder; or
•attending the Annual Meeting and voting in accordance with the voting procedures outlined above.

If you are a beneficial owner and have instructed a broker, bank or other nominee to vote your shares, you must follow your nominee’s instructions to revoke your proxy or vote at the Annual Meeting.

Voting Information

What is the voting standard at the Annual Meeting?

Proposal		Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of 10 Directors named in the Proxy Statement	Majority of Votes Cast	None	None
2	Approval of Executive Compensation on an Advisory Basis	Majority of Votes Cast	None	None
3	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority of Votes Cast	None	N/A

How are broker non-votes and abstentions treated?

Broker non-votes occur when a broker is not permitted to vote on a matter because a beneficial owner has not provided instructions. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2027. In tabulating the voting

ANNUAL MEETING INFORMATION
result for any particular proposal, shares that constitute broker non-votes are not considered voting power present or votes cast with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions are considered voting power present at the Annual Meeting but are not considered votes cast with respect to the election of directors or Proposals 2 and 3 and thus will not affect the outcome of those matters at the Annual Meeting.

How do I find out the results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting and publish final voting results on the Investors section of our website at www.caci.com. We also expect to disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

General Information

Why did I receive a notice in the mail regarding the internet availability of proxy materials?

We are furnishing the proxy materials, including this proxy statement and our annual report, to our shareholders by providing access to such documents on the Internet in accordance with rules adopted by the SEC. Instead of receiving printed copies of the proxy materials, most shareholders will receive a Notice of Internet Availability of Proxy Materials that will instruct you on to how to access and review the proxy materials. Our proxy materials are also available on our Investors website at www.caci.com. The Notice was first mailed to our shareholders (other than those who previously requested electronic delivery) on September 4, 2026.

If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your election to receive proxy materials by mail or email will remain in effect until you revoke it.

Will I get more than one copy of the notice or proxy materials if multiple stockholders share my address?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders at the same address, unless we have previously received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of any of these materials to a shareholder upon written or oral request to: CACI International Inc, 12021 Sunset Hills Road, Reston, Virginia 20190, Attn: J. William Koegel, Jr., Corporate Secretary, telephone 703-841-7800. Shareholders can request separate delivery for future meetings in the same manner. Shareholders at the same address who are receiving multiple copies of our proxy materials may contact us using either of these methods to request delivery of a single copy.

Shareholders who hold shares in street name (as described below) may contact their bank, broker or other nominee record holder to request information about householding.

What is the difference between a Shareholder of Record or Beneficial Owner?

If your shares are registered directly with Computershare, N.A., our transfer agent, then you are the “shareholder of record” of the shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial owner” of the shares. Most of our shareholders are beneficial owners of their shares.

There are several distinctions in how shareholders receive information and vote their shares that you should be aware of, and we have described such differences in the proxy materials.

ANNUAL MEETING INFORMATION
How do I inspect the list of shareholders of record?

A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s headquarters for examination from October 4, 2026 through October 14, 2026 for any purpose related to the Annual Meeting and will also be available electronically during the Annual Meeting.

Who bears the cost of this proxy solicitation?

We will bear the costs of soliciting proxies for the Annual Meeting and have retained Sodali & Co. to assist in soliciting proxies at a fee not to exceed $9,350, plus expenses. We may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy materials to beneficial holders. Proxies may also be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone, e-mail, facsimile, personal contact, or by other means.

Shareholder Proposals for the 2027 Annual Meeting

Proposals for the 2027 Proxy Statement: Shareholders may present proposals for inclusion in our proxy statement and for consideration at the 2027 Annual Meeting by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2027 Annual Meeting, the Company’s Secretary must receive the written proposal no later than May 7, 2027. If we hold the 2027 Annual Meeting more than 30 days before or after October 15, 2027, we will disclose the new deadline by which shareholder proposals must be received. In addition, shareholder proposals must also comply with all requirements and regulations of Rule 14a-8 under the Exchange Act.

Proposals for the 2027 Annual Meeting: Shareholders who wish to present a proposal for consideration at the 2027 Annual Meeting, but do not intend for the proposal to be included in our proxy statement, must follow the advance notice provisions of our By-laws. Our By-laws require that such proposals be delivered to the Company’s Secretary in a timely manner and contain information related to the shareholder and the proposal. For a shareholder proposal to be considered timely, the Company’s Secretary must receive the written proposal by no later than May 18, 2027.

Nominations of Director Candidates: Shareholders may propose Board nominees for consideration by our Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to the Company’s Secretary. In addition, shareholders may also nominate directors for election at the 2027 Annual Meeting by giving timely notice under our By-laws, which require notice within the same period as shareholder proposals that are not intended for inclusion in our proxy statement. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19, including delivery of written notice that sets forth all information required by Rule 14a-19(b) under the Exchange Act.

Please address all correspondence to:
Corporate Secretary
CACI International Inc
12021 Sunset Hills Road
Reston, Virginia 20190

By Order of the Board of Directors
September 4, 2026	J. WILLIAM KOEGEL, JR., Secretary

SCAN TO VIEW MATERIALS & VOTE CACI INTERNATIONAL INC ATTN. SHAWN QUARNBERG 12021 SUNSET HILLS ROAD RESTON, VA 20190 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on October 11, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CACI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 14, 2026 for shares held directly and by 11:59 p.m. Eastern Time on October 11, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. T03529-P57057 CACI INTERNATIONAL INC The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: ! 1a. Lisa S. Disbrow 1b. Michael Gilday 1c. Susan M. Gordon 1d. David F. Keffer 1e. John S. Mengucci 1f. Scott C. Morrison 1g. Philip O. Nolan 1h. Debora A. Plunkett 1i. Stanton D. Sloane 1j. Charles L. Szews The Board of Directors recommends you vote FOR proposals 2 and 3. ! 2. To approve on a non-binding, advisory basis the compensation of our named executive officers; ! 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2027. ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. T03530-P57057 CACI INTERNATIONAL INC PROXY FOR OCTOBER 15, 2026 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Lisa S. Disbrow and John S. Mengucci, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of CACI International Inc to be held virtually at www.virtualshareholdermeeting.com/CACI2026 on October 15, 2026 at 9:30 a.m. Eastern Time and at any adjournment thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL TEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1, "FOR" ITEMS 2 AND 3 ON THE REVERSE SIDE. Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Shareholders of CACI International Inc. Continued and to be signed on reverse side